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                                                                     EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT, dated as of August 9, 2001 ("Agreement"), is by and among Harry's Farmers Market, Inc., a Georgia corporation ("Parent"), Karalea, Inc., a Georgia corporation ("Karalea"), Marthasville Trading Company, a Georgia corporation ("Marthasville, and together with Parent and Karalea, the "Seller"), and Whole Foods Market Group, Inc., a Delaware corporation ("Purchaser").

     WHEREAS, Seller is engaged in the ownership and operation of three mega-format "Harry's Farmers Market" supermarkets and related real estate assets (including certain real estate operated as a shopping center and leased by Seller to third parties), a distribution center, a commissary and other support facilities (collectively the "Stores") and six small format "Harry's In A Hurry" food stores (the "Excluded Stores"); and

     WHEREAS, Purchaser desires to purchase certain assets and assume certain liabilities of Seller, and Seller desires that Purchaser engage in such transactions; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, the majority stockholder of Seller has entered into a Voting Agreement, substantially in the form of Exhibit A hereto, indicating the intent of such person to support the transactions contemplated hereby;

     In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.   PURCHASE AND SALE OF ASSETS.
     ---------------------------

     1.1.  Purchase and Sale.  At the Closing (as hereinafter defined) and
           -----------------
subject to the terms and conditions of this Agreement, Purchaser shall purchase from Seller, and Seller shall sell to Purchaser, all of Seller's right, title and interest in and to the following assets (the "Purchased Assets"):

           (a)  Seller's fee interest in the real property identified on
     Schedule 1.1(a) as "Owned Real Estate," together with all buildings and improvements located thereon (the "Owned Improvements") and together with all fixtures, plants, vehicles, equipment, machinery, spare parts, tools, instruments, furniture and other items of personal property owned by Seller, used in the operation of Seller's business and located thereon or attached thereto (collectively, the "Personal Property - Owned Real Estate"), and, to the extent assignable, Seller's leasehold interests in the real property identified on Schedule 1.1(a) as "Leased Real Estate," together with all vehicles, equipment, computer hardware and software, machinery, spare parts, tools, instruments, furniture, fixtures and other tangible personal property owned by Seller, used in the operation of Seller's business and located thereon or attached thereto (collectively, the "Personal Property -Leased Real Estate"; the Personal Property - Owned Real Estate and the Personal Property -
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     Leased Real Estate shall be collectively referred to herein as the
     "Personal Property") (the Owned Real Estate, Owned Improvements and Leased Real Estate shall be collectively referred to herein as the "Real Estate");

          (b) All of Seller's right, title and interest as lessor in all leases covering the Owned Real Estate (said leases, together with any and all amendments, modifications or supplements thereto, are hereinafter referred to collectively as the "Cobb Leases" and are identified on Schedule 1.1(b) hereto), as the same may be further amended, modified, supplemented or terminated through the Closing Date with the mutual consent of Seller and Purchaser, which consent may not be unreasonably withheld, conditioned or delayed by Purchaser;

          (c) All of Seller's right, title and interest in and to the management contracts, service contracts and agreements affecting the Owned Real Estate and Leased Real Estate (said contracts and agreements, together with any and all amendments, modifications or supplements thereto, are hereinafter referred to collectively as the "Assumed Contracts" and are identified on Schedule 1.1(c) attached hereto), as the same may be amended, modified, supplemented or terminated through the Closing Date with the mutual consent of Seller and Purchaser, which consent may not be unreasonably withheld, conditioned or delayed by Purchaser;

          (d) All of Seller's rights, privileges, easements and appurtenances, if any, to the Real Estate and to the improvements located thereon, if any, including, without limitation, all of Seller's right, title and interest, if any, in and to all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Real Estate;

          (e) To the extent assignable, all right, title and interest of Seller (if any) in and to all site plans, surveys, soil and substratus studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, and other plans and studies of any kind if existing and in Seller's possession or control that relate to the Real Estate or the Personal Property; provided, however, that the following items (herein collectively, the "Excluded Materials") shall be specifically excluded: (i) such items in Seller's off-site facilities that are duplicates of such items available at the Real Estate; (ii) such items to the extent pertaining to Seller's organization, entity record books, financial statements and tax returns; and (iii) such items to the extent related to any property, agreements, assets or liabilities relating to properties, interests or other pursuits other than the Purchased Assets (collectively, but specifically excluding the Excluded Materials, the "Property Documents");

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          (f)  All of Seller's right, title and interest, to the extent assignable, in and to any guarantees, licenses, approvals, certificates, permits, and machinery and equipment warranties relating to the Real Estate or necessary to the operation of the Stores;

          (g) All inventory of the Stores, whether on location or in transit as of the Closing Date, to the extent Purchaser may legally purchase such inventory;

          (h) All cash on hand at the Stores and accounts receivable related to the Stores to the extent not collected by Seller prior to the Closing Date;

          (i) As set forth on Schedule 1.1(i), all (i) proprietary information, trade secrets and confidential information, technical information and data, trademarks, trade names, internet domain names and service marks relating to the operation of the Stores; (ii) all causes of action not pending as of the Closing Date related to or in connection with the Purchased Assets; and
     (iii) all licenses and permits necessary or related to the operation of the Stores (collectively, the "Intangible Personal Property"); and

          (j) All books and records related to the Purchased Assets and operation of the Stores, including all financial, accounting and property tax records, computer data and programs, market data, and records and all correspondence with and documents pertaining to transactions with suppliers, governmental authorities and other third parties (provided, however, that copies of the same may be retained by Seller) to the extent in the possession of Seller and prepared or produced in connection with the Purchased Assets but specifically excluding any Excluded Materials (collectively, the "Books and Records").

     1.2  Assumption of Liabilities.   At the Closing, the Purchaser shall
          -------------------------
assume, perform and discharge all of the following obligations of Seller (collectively the "Assumed Liabilities"):

          (a) The current trade accounts payable and other current liabilities incurred in the ordinary course of operation of the Stores, as set forth in the "Accounts Payable" and "Accrued Liabilities" categories on the Current Balance Sheet (as defined herein), to the extent (i) the same have been properly recorded in the general ledger of Seller through the Closing Date and (ii) Seller at the Closing shall have provided a complete listing of the same as recorded on the general ledger through the Closing Date; provided, however, that in no event shall any of the indebtedness of Seller for borrowed money, even to the extent classified as a current liability, be included as one of the Assumed Liabilities;

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          (b)  To the extent relating to periods on and after the Closing, the liabilities of Seller under the Cobb Leases and the Assumed Contracts;

          (c) Obligations to Transferred Employees as provided in Section 5.5 hereof; and

          (d) All liabilities, obligations and responsibilities (whether contingent or otherwise) arising out of or any way related to the Purchased Assets to the extent relating to periods on or after the Closing, whether known or unknown, contingent or absolute or otherwise.

Except as specifically set forth above, Purchaser does not assume and shall in no event be liable for any debt, obligation, responsibility, liability or contingent liability of Seller, or any affiliate or successor of Seller, or any claim against any of the foregoing, whether known or unknown, contingent or absolute, or otherwise. The scheduling of, or representations relating to, liabilities of Seller pursuant to Section 3 of this Agreement shall in no way imply that Purchaser intends to assume any such liability.

     1.3. Excluded Assets.  In no event shall the Purchased Assets include any
          ---------------
of the Excluded Stores, Excluded Materials and other assets listed on Schedule
1.3 hereto (collectively the "Excluded Assets"). In order that Seller may continue to operate and to expand, sale, transfer or otherwise dispose of the Excluded Stores, Purchaser and Seller will, on the Closing Date, enter into the Supply Agreement, substantially in the form of Exhibit B hereto ("Supply Agreement"), and the License Agreement, substantially in the form of Exhibit C hereto (the "License Agreement").

     1.4. Purchase Price.  The consideration to be received by Seller hereunder
          --------------
at the Closing for the Purchased Assets ("Purchase Price") shall be $35,000,000, payable in cash at the Closing, as subsequently adjusted in accordance with the provisions of Section 1.5 and 2.2; provided, however, that the sum of $1,000,000 (as such sum is adjusted pursuant to the Escrow Agreement (as hereinafter defined) from time to time, the "Escrowed Funds") shall be deducted from the Purchase Price. The Escrowed Funds shall be paid to a mutually acceptable escrow agent (the "Escrow Agent") to hold pursuant to the Escrow Agreement, substantially in the form of Exhibit D hereto, subject to such changes as requested by the Escrow Agent as reasonably agreed to by Purchaser and Seller (the "Escrow Agreement"). The foregoing Purchase Price shall be allocated among the Purchased Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and as set forth on a schedule to be mutually prepared by Seller and Purchaser at the Closing. Seller and Purchaser each agree to report the federal, state and local income and other tax consequences of the transactions contemplated herein in a manner consistent with such allocation.

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     1.5  Prorations.  Except as elsewhere set forth herein, all items of income
          ----------
and expense arising from the operation of the Stores and ownership of the Purchased Assets on or before the Closing Date shall be for the account of Seller and thereafter shall be for the account of Purchaser, with such items being prorated accordingly. Proration of the items described below between Seller and Purchaser, as well as any and all other items as may be typically prorated between the parties, shall be effective as of 12:01 a.m., local time, on the day immediately following the Closing Date and shall occur as follows with respect to those rights, liabilities and obligations of Seller transferred to and assumed by Purchaser hereunder:

          (i) Liability for state and local real estate and personal property taxes and any water and sewer use charges assessed on the Purchased Assets payable with respect to the year 2001 shall be prorated as between Seller and Purchaser on the basis of the number of days of the tax year elapsed to and including such date.

          (ii) Prepaid items, deposits, credits, payables and accruals such as utilities, other service charges, rental and other payments or advances under any Assumed Contracts (but specifically excluding the rents and other items covered under subsection (iii) below) shall be prorated between Seller and Purchaser on the basis of the period of time to which such liabilities, prepaid items and accruals apply.

          (iii) All rent received by Seller or Purchaser after Closing with respect to the Cobb Leases shall be applied first to current rentals and then to delinquent rentals, if any, in the order of their maturity. In the event that there shall be any rents or other charges under any of the Cobb Leases that, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year-end common area expenses), then any rent or charges of such type shall, to the extent applicable to a period prior to or extending through the Closing, be prorated between Seller and Purchaser as of the Closing Date upon collection by either Seller or Purchaser and paid to the party owed pursuant to the last grammatical paragraph of this Section 1.5.

          (iv) Purchaser shall be responsible for the payment of (i) all "Tenant Inducement Costs" (as hereinafter defined) and those leasing commissions, which leasing commissions are described on Schedule 1.5(iv), as potentially modified as set forth below, whether (A) a result of any renewals or expansions of existing Cobb Leases approved by Purchaser between the date hereof and the date of Closing or (B) under any new Cobb Leases, approved by Purchaser and entered into between the date hereof and the date of Closing, and (ii) all Tenant Inducement Costs and leasing commissions entered into by Purchaser that become due and payable from and after the date of Closing. Any Tenant Inducement Costs due and

                                       5
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     payable prior to Closing or not set forth on Schedule 1.5(iv) (as potentially modified as set forth below) shall be the sole responsibility of Seller. Purchaser's approval (which approval may not be unreasonably withheld, conditioned or delayed) of any leasing commissions under either clauses (A) or (B) above will be so indicated by an amendment to Schedule 1.5(iv). If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller for such Tenant Inducement Costs or leasing commissions at Closing. For purposes hereof, the term "Tenant Inducement Costs" shall mean any payments required under a Cobb Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing.

All such prorations shall be made as of the Closing Date to the extent practicable and the Purchase Price adjusted therefor, with any additional prorations to be agreed upon from time to time as promptly as practicable during the nine month period following the Closing Date. Notwithstanding the foregoing, if Seller collects any rent or charges described in subsection (iii) above, Seller shall, within 15 days after the receipt thereof, deliver to Purchaser any such rent that Purchaser is entitled to pursuant to this Section 1.5, and if Purchaser collects any such amounts, Purchaser shall, within 15 days after the receipt thereof, deliver to Seller any such rent that Seller is entitled to pursuant to this Section 1.5. Further, general real estate and ad valorem taxes and assessments for the current tax year for the Real Estate, although based on the 2001 tax year, will not be final and will be re-prorated between Seller and Purchaser upon receipt of the final real estate and ad valorem tax bill for the time period in which the Closing occurred. Seller and Purchaser agree to pay the other any amounts due based on the re-proration, within 30 days of receipt of such final tax bill.

2.   CLOSING PROCEDURES.
     ------------------

     2.1  Closing.  A closing (the "Closing") to effect the purchase and sale of
          -------
the Purchased Assets shall be held at the offices of Alston & Bird LLP, counsel to Seller, on such date (the "Closing Date") that is the fifth business date after the satisfaction or waiver of all conditions precedent to the Closing, or such other date as may be mutually agreed upon by the parties; provided, however, the parties shall use their reasonable best efforts to close on the last day of a fiscal month of Seller to the extent practicable. At the Closing, Purchaser and Seller shall deliver or cause to be delivered the documents and instruments described in Sections 6 and 7 herein. All actions taken at the Closing shall be deemed to

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have been taken simultaneously at the time the last of any such actions is taken or completed.

     2.2. Post-Closing Adjustment Procedure.
          ---------------------------------

          (a) Purchaser, at its sole cost and expense, shall prepare and deliver to Seller within 90 days after the Closing Date an unaudited balance sheet of the Purchased Assets and the Assumed Liabilities as of the Closing Date ("Closing Balance Sheet"), prepared in accordance with generally accepted accounting principles ("GAAP") consistent with past practices used by Seller. Purchaser shall permit Seller, at its sole cost and expense, and its accountants to participate in the preparation thereof (including the right to observe any physical inventory) and shall promptly make available to Seller and its accountants all work papers and other pertinent information used in connection therewith. Seller shall have full access to the books, records, properties and personnel of Purchaser for purposes of verifying the Closing Balance Sheet.

          (b) Within 30 days after the Closing Balance Sheet is delivered to Seller pursuant to Section 2.2(a) above, Seller shall complete its examination thereof and shall deliver to Purchaser either (i) a written acknowledgement accepting the Closing Balance Sheet or (ii) a written report setting forth in reasonable detail any proposed adjustments to the Closing Balance Sheet ("Adjustment Report"). A failure by Seller to deliver the Adjustment Report within the required 30-day period shall constitute Seller's acceptance of the Closing Balance Sheet.

          (c) During a period of 15 days following the receipt by Purchaser of the Adjustment Report, Seller and Purchaser shall attempt to resolve any difference they may have with respect to the matters raised in the Adjustment Report. In the event the Purchaser and Seller fail to agree on any of Seller's proposed adjustments contained in the Adjustment Report within such 15 day period, then Seller and Purchaser mutually agree that the Atlanta, Georgia office of the firm of PriceWaterhouseCoopers, certified public accountants ("Independent Auditors"), shall make the final determination with respect to the correctness of the proposed adjustments in the Adjustment Report in light of the terms and provisions of this Agreement. Purchaser and Seller each represent that it and its affiliates have no current relationship with the Independent Auditor nor had any relationship within the past three years. When making its decision, the Independent Auditors shall follow GAAP consistent with past practices used by Seller. The decision of the Independent Auditors shall be final and binding on Seller and Purchaser, and may be used in a court of law by either Seller or Purchaser for the purpose of enforcing such decision. The costs and expenses of the Independent Auditors and their services rendered pursuant to this Section 2.2(c) shall be borne equally by Seller and Purchaser.

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          (d)  In the event that after finalization (which shall be deemed to mean either the failure of Seller to deliver an Adjustment Report within the 30-day period referred to Section 2.2(b) or, if Seller delivers such an Adjustment Report, promptly upon the resolution of the matters raised in such Adjustment Report pursuant to Section 2.2(c)) of the Closing Balance Sheet, the "Net Working Capital" (as defined) of Seller is less than $1,300,000 (which amount has been calculated as shown on Schedule 2.2(d)), then Seller shall promptly pay to Purchaser the amount of such deficiency below $1,300,000; provided, however, the total amount paid by Seller pursuant to this Section 2.2(d) shall be paid only from the Escrowed Funds and shall not exceed the amount of the Escrowed Funds. In the event that after finalization of the Closing Balance Sheet, the "Net Working Capital" (as defined) of Seller is greater than $1,300,000, then Purchaser shall promptly pay to Seller the amount of such surplus above $1,300,000. As used herein, "Net Working Capital" shall mean the current assets of Seller less the current liabilities of Seller, prepared in accordance with
     Schedule 2.2(d); provided, however, that all Excluded Assets and all liabilities which are not Assumed Liabilities shall be excluded from the computation of Net Working Capital.

3.   REPRESENTATIONS AND WARRANTIES OF SELLER.  Except as qualified by the
     ----------------------------------------
schedules attached hereto, numbered to correspond with the representations so qualified (the "Disclosure Schedules"), Seller hereby represents and warrants to Purchaser as follows:

     3.1. Organization and Good Standing.  Each of Parent, Marthasville and
          ------------------------------
Karalea is a corporation duly incorporated and validly existing under the laws of the State of Georgia.

     3.2. Binding Effect.  This Agreement has been duly authorized, executed and
          --------------
delivered by Seller and, subject to the approval of this Agreement and the transactions contemplated hereby by the requisite holders of common stock of Seller, is the legal, valid and binding obligation of Seller, enforceable in accordance with its terms except that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws affecting the enforcement of creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     3.3. Consents; Compliance with Other Instruments.
          -------------------------------------------

          (a) Except as set forth on Schedule 3.3, neither the execution and delivery by Seller of this Agreement nor the consummation by it of the transactions contemplated hereby will materially violate, breach, be in conflict with, or constitute a material default under, or permit the termination or the acceleration of

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     maturity of, or result in the imposition of any lien, claim, or encumbrance upon any property or asset of Seller pursuant to (i) the articles of incorporation or bylaws of Parent, Marthasville or Karalea or (ii) any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other material agreement or instrument, judgment, order, injunction, or decree by which Seller is bound, to which it is a party, or to which any of its material assets are subject.

          (b) Except as contemplated elsewhere herein and except as set forth in Schedule 3.3, Seller is not required to submit any notice, declaration, report or other filing or registration with any governmental or regulatory authority or instrumentality in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (c) Except as contemplated elsewhere herein and except as set forth in Schedule 3.3, no waiver, consent, approval or authorization of any governmental or regulatory authority or instrumentality or any other person is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (d) The only consents from any non-governmental person or entity which are required to be obtained by Seller in connection with the execution and delivery by it of this Agreement and the consummation of the transactions contemplated hereby are set forth on Schedule 3.3, and, except as set forth on Schedule 3.3, all such third party consents have been so obtained.

     3.4. Financial Statements and Records of Seller; SEC Reports.
          -------------------------------------------------------

          (a) Seller has made available to Purchaser the following financial statements of Seller (the "Seller Financial Statements"): (i) the balance sheet as of January 31, 2001 and statements of operations, cash flows and stockholders' equity for the fiscal year then ended, accompanied by the report of Seller's independent public accountants thereon, and (ii) the unaudited balance sheet as of May 2, 2001 (the "Current Balance Sheet") and statements of operations and cash flows for the 13 weeks then ended.
     Except as described on Schedule 3.4, the Seller Financial Statements present fairly the assets, liabilities and financial position of Seller as of the dates thereof and the results of operations thereof for the periods then ended and have been prepared in conformity with GAAP. The books and records of Seller have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of Seller set forth in the Seller Financial Statements.

          (b) All inventory used in the conduct of the operations of the Stores reflected on the Current Balance Sheet, or acquired since the date thereof, was acquired and has been maintained in the ordinary course of business, consists substantially of good and merchantable quality and, other than after acquired inventory, has been recorded on the Current Balance Sheet in accordance with GAAP. Inventory acquired since the date of the Current Balance Sheet consists of good and merchantable quality and has been properly recorded in the general ledger of Seller according to GAAP.

          (c) Except as described on Schedule 3.4, the accounts payable and accrued expenses reflected on the Current Balance Sheet include all trade liabilities and accrued expenses incurred in the ordinary course of business as of that date, and have been recorded on the Current Balance Sheet in accordance with GAAP. All trade accounts payable and accrued expenses incurred since the date of the Current Balance Sheet have been recorded in the general ledger of Seller according to GAAP. As of the Closing Date, none of the trade accounts payable included in the Assumed Liabilities will relate to invoices incurred for purposes other than the operation of the Stores.

          (d) Seller has made available to Purchaser (i) Seller's Annual Report on Form 10-K for the year ended January 31, 2001, including all exhibits filed thereto and items incorporated therein by reference, (ii) Seller's Quarterly Report on Form 10-Q, including all exhibits thereto and items incorporated therein by reference, for the 13 weeks ended May 2, 2001 and
     (iii) all other reports or registration statements (as amended or supplemented prior to the date hereof), filed by Seller with the Securities and Exchange Commission (the "SEC") since January 1, 1999, including all exhibits thereto and items incorporated therein by reference (items (i) through (iv) being referred to as the "Seller SEC Reports"). As of their respective dates, the Seller SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.5. Absence of Certain Changes.  Except as set forth on Schedule 3.5,
          --------------------------
since May 2, 2001, Seller has not (except as may result from the transactions contemplated by this Agreement or as set forth on the Seller Financial Statements):

          (i) suffered any material adverse change in its results of operations or financial condition related to the Stores;

          (ii) suffered any damage or destruction to or loss of the Purchased Assets not covered by insurance, excluding normal wear and tear; or

          (iii) entered into or terminated any material agreement, commitment or transaction (other than the Assumed Contracts, the Permitted Encumbrances and/or the Cobb Leases, each as scheduled and attached hereto), or agreed or made any changes in the Assumed Contracts.

     3.6. No Material Undisclosed Liabilities.  There are no material
          -----------------------------------
liabilities or obligations of Seller related to the Purchased Assets or Assumed Liabilities of any nature, whether absolute, accrued, contingent or otherwise, other than (i) the liabilities and obligations that are fully reflected, accrued, or reserved against on the Seller Financial Statements, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since May 2, 2001; or (ii) liabilities or obligations not required to be disclosed in financial statements prepared in accordance with GAAP.

     3.7. Real Estate.
          -----------

          (a) With respect to the Owned Real Estate, Seller has not granted any mortgages, pledges, liens, security interests or encumbrances of any kind other than the mortgages that will be satisfied in connection with the Closing and the permitted exceptions set forth on Schedule 3.7 hereto (the "Permitted Exceptions"), and Seller holds fee simple title and/or leasehold title free and clear of all encumbrances other than such mortgages and the Permitted Exceptions.

          (b) A true, complete and correct copy of the lease evidencing Seller's interest in the Leased Real Estate has been made available to Purchaser.

          (c) Seller has not received written notice of any violation of law, municipal or county ordinances or other legal requirements with respect to the Stores (or any part thereof) or with respect to the use, occupancy or construction thereof. Seller has not received any written notice of any pending or threatened termination or impairment of access to the Real Estate or discontinuation of necessary sewer, water, electrical, gas, telephone or other utilities or services.

          (d) Seller has not received any written notice (i) that either the whole or any portion of the Real Estate is to be condemned, requisitioned or otherwise taken by any public authority, (ii) of violation of restrictive covenants, deed restrictions or governmental requirements on the Real Estate which have not been remedied, (iii) of any proceedings which would cause the change, redefinition or other modification of the zoning classification or (iv) any proceedings to widen or realign any street or highway adjacent to the Real Estate. Seller has received no written notice of any pending public improvements that may result in special assessments against any of the Real Estate.

          (e) Except as set forth on Schedule 3.7 and 3.7(e) and in each case solely in respect of the Real Estate:

               (i) Seller has not received any written notice from any governmental authority that Seller is in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws");

               (ii) Seller has not received written notice from any third party, including without limitation any federal, state or local governmental authority, (A) that Seller has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (B) that any hazardous waste, as defined by 42 U.S.C. (S)6903(5), any hazardous substance as defined by 42 U.S.C. (S)9601(33) or any toxic substance, oil or hazardous material or other hazardous chemical or hazardous substance regulated by any Environmental Laws ("Hazardous Substances") which Seller has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that Seller conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that Seller is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise), legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances; and

               (iii) (A) no portion of any of the Real Estate has been used by Seller for the handling, manufacturing, processing, storage or disposal of Hazardous Substances in material violation of applicable Environmental Laws, and to the knowledge of Seller, no underground storage tank for Hazardous Substances is located on such properties;
          (B) in the course of any activities conducted by

          Seller on the Real Estate, no Hazardous Substances have been generated by Seller or are being used by Seller on such properties in material violation of applicable Environmental Laws; and (C) to the knowledge of Seller, there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) by Seller or threatened releases by Seller of Hazardous Substances on, upon, into or from any of the Real Estate in material violation of applicable Environmental Laws.

          (f) Except as set forth on Schedule 3.7(f), Seller has not received written notice and has no knowledge that any of the sites constituting the Owned Real Estate are not in compliance in all material respects with the Americans with Disabilities Act, as amended, and all applicable state statutes and local ordinances and regulations promulgated pursuant thereto related to persons with disabilities, handicaps and special needs, all to the extent the foregoing is presently applicable to the Owned Real Estate and to the extent the Owned Real Estate is not grandfathered as legal nonconforming.

          (g) To Seller's knowledge, there are no pending legal proceedings or administrative actions of any kind or character pending against any of the Real Estate that, if adversely determined, could individually or in the aggregate have a material adverse effect on title to the Real Estate or any portion thereof or that could in any material way interfere with the consummation of the transactions contemplated herein by Seller.

          (h) Seller has received no written notice from any city, county, state, federal or other government authority of any material violation of any law, statute, ordinance, regulation, or administrative or judicial order or holding, whether or not appearing in public records, with respect to the Real Estate, which violation has not been corrected or otherwise addressed.

          (i) Seller has received no written notice from any city, county, state, federal or other government authority relating to noncompliance with any applicable building code or restriction that has not been corrected or otherwise addressed.

          (j) To Seller's knowledge and subject to the terms and conditions thereof, the Cobb Leases are in full force and effect and have not been modified except as disclosed on Schedule 3.7(j). There are no outstanding assignments by Seller of Seller's interest in the Cobb Leases except for those that will be satisfied at Closing or are set forth on Schedule 3.7(j). To Seller's knowledge, there are no other leases, service contracts, maintenance agreements or other agreements to which Seller is a party with respect to the Real Estate that will survive the Closing other than the Cobb Leases, the Permitted Exceptions or the Assumed Contracts.

     3.8.  Title to Properties.  Seller has, and will convey to Purchaser at
           -------------------
Closing, good and insurable fee or leasehold title, as applicable, to the Owned Real Estate and the Personal Property, free and clear of any lien, claim or encumbrance, except for (i) liens for taxes, assessments or other governmental charges not yet due and payable, (ii) statutory liens incurred in the ordinary course of business with respect to liabilities that are not yet due and payable and (iii) the Permitted Exceptions.

     3.9.  Condition of Personal Property.  All of the Personal Property is in
           ------------------------------
good condition and working order, ordinary wear and tear excepted, and is reasonably suitable for the uses for which intended, free from any defects known to Seller, except such minor defects as do not substantially interfere with the continued use thereof.

     3.10  Litigation and Government Claims.  Except as set forth on Schedule
           --------------------------------
3.10, there is no pending suit, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry, to which Seller is a party or to which its assets are subject which would, if decided against Seller, individually or in the aggregate, have a material adverse effect on the Purchased Assets (excluding the Real Estate, which representations are embodied in Sections 3.7 and 3.8 hereof) or in any material way interfere with the consummation by Seller of the transactions contemplated by this Agreement. To Seller's knowledge, there are no such proceedings threatened, contemplated, or any basis for any unasserted claims (whether or not the potential claimant may be aware of the claim) which would, if decided against Seller, individually or in the aggregate, have a material adverse effect on the Purchased Assets (excluding the Real Estate, which representations are embodied in Sections 3.7 and 3.8 hereof) of Seller or in any material way interfere with the consummation by Seller of the transactions contemplated by this Agreement.

     3.11. No Violations or Defaults.  To Seller's knowledge, Seller is not in
           -------------------------
violation of or default under nor has any event occurred that, with the lapse of time or the giving of notice or both, would constitute a material violation of or material default under, or permit the termination or the acceleration of maturity of, or result in the imposition of a lien, claim or encumbrance upon the Purchased Assets (excluding the Real Estate, which representations are embodied in Sections 3.7 and 3.8 hereof) pursuant to, any agreement, instrument, judgment, order, injunction, or decree to which Seller is a party, by which Seller is bound, or to which any of its assets is subject, except where such violation or default would not have a material adverse effect on the Purchased Assets (excluding the Real Estate, which representations are embodied in Sections 3.7 and 3.8 hereof) or in any material way interfere with the consummation by Seller of the transactions contemplated by this Agreement.

     3.12. Labor Matters.  Seller is not party to any collective bargaining
           -------------
agreements with any union, and no collective bargaining agreement is currently being negotiated by Seller. There is no labor strike or similar material dispute pending or, to Seller's knowledge, threatened against or involving Seller.

     3.13. Assumed Contracts.   Seller has furnished or made available accurate
           -----------------
and complete copies of the Assumed Contracts to Purchaser. All of the Assumed Contracts are valid, binding and enforceable obligations of Seller subject to the terms and conditions thereof.

     3.14. Transaction with Affiliates.  As of the Closing, Seller and its
           ---------------------------
Affiliates shall have transferred to Seller good and valid title to any equipment, fixtures or other assets (other than Excluded Assets) owned by Seller and its Affiliates which are primarily used in the operation of the Stores.
Upon the occurrence of the Closing, neither Seller nor any Affiliate of Seller will have any material interest in or will own any material property or material right used principally in the operation of the Stores. The term "Affiliate" shall mean Seller and any of its subsidiaries, officers or directors. Seller and the wholly-owned subsidiaries listed on Schedule 3.14 constitute the sole legal entities which conduct the business of Seller, except and to the extent RCG Management, L.L.C. manages the Harry's Crossing Shopping Center for Seller.

     3.15. Compliance with Laws.  Except as set forth on Schedule 3.7(e) and/or
           --------------------
3.7(f), as relates to the Purchased Assets (excluding the Real Estate, which representations are embodied in Sections 3.7 and 3.8 hereof) and Assumed Liabilities, Seller is in material compliance with all material laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to Seller, except for such non-compliance that is not reasonably likely to have, individually or in the aggregate, a materially adverse effect on the Purchased Assets (excluding the Real Estate, which representations are embodied in Sections 3.7 and 3.8 hereof) or in any material way interfere with the consummation by Seller of the transactions contemplated by this Agreement. As it relates to the Purchased Assets (excluding the Real Estate, which representations are embodied in Sections 3.7 and 3.8 hereof) and Assumed Liabilities, Seller has not been charged with, or received notice of investigation with respect to, any material violation of any provision of any federal, state or local law or administrative regulation applicable to Seller.

     3.16. Intellectual Property.  Seller owns or has valid, binding and
           ---------------------
enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("Intellectual Property") used or held for use in connection with the operation of the Stores, without any known conflict with the rights of others. Except as set forth in Schedule 3.16, Seller has not received any notice from any other person pertaining to or challenging the right of Seller to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to Seller.

     3.17. Non-Foreign Person.  Seller is not a "foreign person" within the
           ------------------
meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended (the "Code").

     3.18. Employee Benefit Plans; ERISA.
           -----------------------------

           (a) Schedule 3.18 sets forth a complete list of each employee pension, profit sharing, stock bonus, stock option, bonus, incentive deferred compensation, hospitalization, medical, insurance, severance or other plan, fund, program or policy providing employee benefits maintained or contributed to by Seller for employees of the Stores (the "Plans").

           (b) Except as set forth in Schedule 3.18, Seller does not contribute, and has not contributed, to any multi-employer plan within the meaning of Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which employees of Seller participate, and no withdrawal liability has been incurred by or asserted against Seller or by any trade or business, whether or not incorporated, which together with the Seller would be deemed a single employer within the meaning of Section 4001 of ERISA (an "ERISA Affiliate") with respect to a multi-employer plan.

           (c) Except as set forth in Schedule 3.18, (i) for each Plan that is intended to satisfy the provisions of Section 401(a) of the Code (the "Code") (A) Seller has obtained a favorable determination letter from the Internal Revenue Service ("IRS") to such effect, (B) to the knowledge of Seller, none of the determination letters has been revoked by the IRS, (C) the IRS has not given any oral or written notice to Seller that it intends to revoke any such determination letter, and (D) to the knowledge of Seller, no event or condition exists that could reasonably be expected to cause such determination to be revoked; (ii) no Plan is subject to Title IV of ERISA or Section 302(a) of ERISA or Section 412 of the Code; (iii) Seller has not sponsored nor maintained a defined benefit plan within the meaning of Section 414(j) of the Code; and (iv) no Plan provides or has provided death or medical benefits (whether or not insured), with respect to current or former employees of Seller beyond their retirement or other termination of service, except as required by Part 6 of Title I of ERISA and Section 4980B of the Code.

           (d) Each of the foregoing plans has been, and is being, operated and administered in accordance with its terms and in compliance with applicable laws, including, but not limited to, ERISA and the Code; provided, however, that this representation and warranty is limited to those failures that could individually or in the aggregate have material adverse effect on the Purchased Assets.

           (e) All contributions that are required to be made with respect to any Plan prior to the Closing have been made.

           (f) In general, there are no facts or circumstances that could, directly or indirectly, subject Purchaser or any of its affiliates to any material liability of any nature with respect to any Plan. It is expressly acknowledged that no liability with respect to any Plan (or predecessor to a Plan), and no multi-employer plan withdrawal liability shall constitute an Assumed Liability within the meaning of Section 1.2 hereof.

     3.19. Tax Liabilities.  Seller has filed all federal, state, county and
           ---------------
local tax returns and reports required to be filed by it with respect to taxes for which successor liability will apply, including payroll, property, withholding, social security, sales and use taxes, to the extent that such taxes relate to the Purchased Assets; has either paid in full all such taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or has fully accrued on its books or has established adequate reserves for all taxes payable but not yet due; and has made required cash deposits with appropriate governmental authorities representing estimated payments of taxes, including employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by Seller with respect to any such tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been assessed (or, to the knowledge of Seller, claimed or proposed) against Seller, nor has Seller received notice of any such deficiency, delinquency or default.

     3.20. Brokers and Finders.  Except for Houlihan Lokey (the fees of which
           -------------------
shall be borne solely by Seller), Seller has not engaged any person to act or render services as a broker, finder or similar capacity in connection with the transactions contemplated herein and no other person has, as a result of any agreement or action by Seller, any right or valid claim against Seller, Purchaser or any of Purchaser's affiliates for any commission, fee or other compensation as a broker or finder, or in any similar capacity in connection with the transactions contemplated herein that would result in any liability to Purchaser.

4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser hereby represents
     -------------------------------------------
and warrants to Seller as follows:

     4.1.  Organization and Good Standing.  Purchaser is a corporation duly
           ------------------------------
organized, validly existing and in good standing under the laws of the state of Delaware.

     4.2. Corporate Power and Authority.  Purchaser has the corporate power and
          -----------------------------
authority and all licenses and permits required by governmental authorities to execute, deliver and perform its obligations under this Agreement.

     4.3. Binding Effect.  This Agreement has been duly authorized, executed and
          ---------------
delivered by Purchaser and is the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms except that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws affecting the enforcement of creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     4.4. Consents; Compliance with Other Instruments.
          -------------------------------------------

          (a) Neither the execution and delivery by Purchaser of this Agreement nor the consummation by it of the transactions contemplated hereby will materially violate, breach, be in conflict with, or constitute a material default under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim or encumbrance upon any property or asset of Purchaser pursuant to (i) its certificate of incorporation or bylaws, or (ii) any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other material agreement or instrument, judgment, order, injunction or decree by which Purchaser is bound, to which it is a party, or to which its material assets are subject.

          (b) Except as contemplated elsewhere herein and except as set forth in Schedule 4.4, Purchaser is not required to submit any notice, declaration, report or other filing or registration with any governmental or regulatory authority or instrumentality in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (c) Except as contemplated elsewhere herein and except as set forth in Schedule 4.4, no waiver, consent, approval or authorization of any governmental or regulatory authority or instrumentality or any other person is required to be obtained or made by Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (d) The only consents from any non-governmental person or entity which are required to be obtained by Purchaser in connection with the execution and delivery by it of this Agreement and the consummation of the transactions contemplated hereby are set forth on Schedule 4.4, and, except as set forth on Schedule 4.4, all such third party consents have been so obtained.

     4.5. No Knowledge of Misrepresentation or Omission.  As of the date of this
          ---------------------------------------------
Agreement, neither Purchaser nor its affiliates has any knowledge that any representation or warranty of Seller is not true and correct in all material respects, nor does Purchaser have knowledge of any material errors in, or material omissions from, the Schedules to this Agreement.

     4.6. DISCLAIMER.  EXCEPT FOR THE REPRESENTATIONS OF SELLER CONTAINED
          ----------
ELSEWHERE HEREIN, IT IS EXPRESSLY UNDERSTOOD AND AGREED BY PURCHASER THAT IT IS PURCHASING THE REAL ESTATE "AS IS" AND "WHERE IS," AND WITH ALL FAULTS, AND THAT, EXCEPT AS SET FORTH HEREIN, SELLER IS MAKING NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION OR VALUE OF THE REAL ESTATE, THE INCOME OR EXPENSES FROM OR OF THE REAL ESTATE, OR THE COMPLIANCE OF THE REAL ESTATE WITH APPLICABLE BUILDING OR FIRE CODES, LAWS OR OTHER LAWS, RULES, ORDERS OR REGULATIONS INCLUDING WITHOUT LIMITATION ENVIRONMENTAL LAWS. WITHOUT LIMITING THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT SELLER MAKES NO WARRANTY OF THE HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ACCORDINGLY, EXCEPT FOR THE PROVISIONS REGARDING SELLER'S REPRESENTATIONS AND WARRANTIES CONTAINED ELSEWHERE HEREIN, PURCHASER IS DEEMED TO BE RELYING ON ITS OWN DILIGENCE AND INVESTIGATIONS WITH RESPECT TO THE REAL ESTATE AND IRREVOCABLY WAIVES ALL CLAIMS AGAINST SELLER WITH RESPECT TO THE REAL ESTATE, OTHER THAN CLAIMS FOR BREACH OF THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH IN THIS AGREEMENT.

     4.7. Brokers and Finders.  Neither Purchaser nor any of its affiliates has
          -------------------
engaged any person to act or render services as a broker, finder or similar capacity in connection with the transactions contemplated herein and no person has, as a result of any agreement or action by Purchaser or its affiliates any right or valid claim against Seller, Purchaser or their respective affiliates for any commission, fee or other compensation as a broker or finder, or in any similar capacity in connection with the transactions contemplated herein that would result in any liability to Seller.

5.   CERTAIN COVENANTS.
     -----------------

     5.1. Consents and Approvals.
          ----------------------

          (a) Each of the parties hereto shall, and shall cause each of its affiliates to, use its reasonable efforts in good faith to obtain at the earliest practicable date any approvals, authorizations and consents necessary to consummate the transactions contemplated by this Agreement and take such actions as the other parties may reasonably request to consummate the transactions contemplated by this Agreement and diligently attempt to satisfy, to the extent within its reasonable control, all conditions precedent to its obligations to close the transactions contemplated by this Agreement.

          (b) Seller will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. Subject to its fiduciary obligations, the Board of Directors of Seller shall recommend such approval, and Seller shall take all lawful action to solicit such approval.

          (c) Purchaser shall take all necessary action, with the cooperation of Seller, to obtain the consent, to the extent required, of applicable alcoholic beverage agencies to the consummation of the transactions contemplated herein (the "Liquor Consents").

          (d) Purchaser and Seller shall mutually cooperate to obtain the consent, to the extent required, of the lessors of the Leased Real Estate to the assignment of the lease of the Leased Real Estate to Purchaser or one of its subsidiaries (the "Landlord Consents"). In the event the Landlord Consents are not obtained prior to the Closing, the related Leased Real Estate will become an Excluded Asset (without any reduction in the Purchase Price), and the parties will amend Schedule 1.3 accordingly.

          (e) Nothing in this Section 5.1 shall require a party to expend any monies to obtain any approval or consent required hereunder, except for customary attorneys' fees and filing fees incident to the transactions contemplated hereby or as otherwise specifically required under this Agreement.

     5.2. Access to Information and Stores.
          --------------------------------

          (a) Subject to any rights or restrictions under any of the Permitted Title Exceptions or the Cobb Leases, between the date of this Agreement and the Closing Date, Seller will provide to Purchaser and its accountants, counsel and other authorized representatives reasonable access, during normal business hours, to its premises, management, properties, contracts, commitments, books, records and other information and will cause its officers to furnish to Purchaser and its authorized representatives such financial, technical and operating data and other information pertaining to the Stores, as the Purchaser shall from time to time reasonably request.

          (b) Between the date of this Agreement and the Closing Date, Seller will allow the Purchaser, at reasonable times that will not disrupt the operation of the Stores and with the prior consent of Seller (which will not be unreasonably withheld), to meet with, provide hand-out materials about Whole Foods Market, Inc. and its subsidiaries to Store employees and to interview selected Store managers and employees. Further, Purchaser may designate a representative to spend substantially all of his business time on-site at the Stores to observe the operation of the Stores and to assist Seller in the transition of the ownership of the Purchased Assets to Purchaser; and Seller shall provide office space and general office services to such representative (it being understood that Seller shall not be required to incur any out of pocket expense in connection with such activities).

          (c) The Purchaser and its representatives shall maintain the confidentiality of all information (other than information which is generally available to the public) concerning Seller acquired pursuant to the transactions contemplated hereby in the event that the sale of the Purchased Assets is not consummated. All files, records, documents, information, data and similar items relating to the confidential information of Seller shall remain the exclusive property of Seller and shall be promptly delivered to Seller upon termination of this Agreement.

          (d) Notwithstanding any other provision of this Agreement, Purchaser shall not conduct any soil, ground water or other invasive testing of the Owned Real Estate prior to the Closing without the prior written consent of Seller, which consent shall not be unreasonably withheld. Purchaser shall give Seller reasonable advance notice of any examinations, interviews or surveys prior to the Closing, and agrees to conduct all examinations, interviews or surveys during mutually agreed-upon time periods. Seller shall have the right, in its sole discretion, to have a representative present during all such examinations, interviews or surveys conducted by Purchaser or its authorized agents. Purchaser agrees to conduct all examinations, interviews and surveys in a manner that will not cause harm or damage to the Stores and agrees to restore any damage occasioned thereby at its sole cost and expense. Purchaser agrees to indemnify, defend and hold harmless Seller, its directors, officers, employees, agents and assigns from and against any and all claims for injury or death to persons, damage to property or other losses, damages or claims, including in each instance attorneys' fees and litigation costs, arising out of any act or failure to act of Purchaser or any person or firm acting on Purchaser's behalf in connection with the examinations, interviews or surveys conducted pursuant to this subsection (d). This indemnity shall survive the Closing and any termination of this Agreement pursuant to Section 8.1 hereof.

     5.3. No Solicitations.
          ----------------

          (a) From the date hereof until the Closing or until this Agreement is terminated or abandoned as provided in this Agreement, neither Seller nor any of its officers, directors, employees or agents retained by or acting on behalf of Seller, shall directly or indirectly (i) solicit or initiate discussion with or (ii) except as permitted below, enter into negotiations or agreements with, or furnish any information that is not publicly available to, any corporation, partnership, person or other entity or group (other than Purchaser or its authorized representatives pursuant to this Agreement) concerning any proposal for a merger, sale of any of the Stores, sale of shares of stock or securities or other takeover or business combination transaction (an "Acquisition Proposal") involving Seller, and Seller will instruct its officers, directors, advisors and its financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence. Seller will notify Purchaser promptly in writing if it becomes aware that any inquiries or proposals are received by, any information is requested from or any negotiations or discussions are sought to be initiated with, Seller with respect to an Acquisition Proposal.

          (b) Notwithstanding the foregoing, in response to any Acquisition Proposal that has not been solicited in violation of Section 5.3(a), Seller may furnish information concerning its business, properties or assets to the person (a "Potential Acquiror") making such unsolicited Acquisition Proposal and participate in negotiations with the Potential Acquiror if (i) Seller's Board of Directors concludes in good faith that such person is reasonably capable of consummating such Acquisition Proposal, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the person making the Acquisition Proposal, and that such Acquisition Proposal could reasonably be expected to result in a Superior Offer (as defined below), and (ii) the Board of Directors concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be likely to be inconsistent with its fiduciary obligations to the stockholders of Seller under applicable laws of the State of Georgia. Seller will keep Purchaser fully informed of amendments or proposed amendments to any such Acquisition Proposal.

          (c) The Board of Directors of Seller (i) shall not withdraw or modify or propose to withdraw or modify, in any manner adverse to Purchaser, the approval or recommendation of the Board of Directors of this Agreement or
     (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, unless, in each case, Seller's Board of Directors determines in good faith, based on advice of outside legal counsel, that such Acquisition Proposal is a Superior Offer and the failure to take such action would reasonably be likely to be inconsistent with its fiduciary duties under applicable laws of the State of Georgia.

          (d) The term "Superior Offer" means an Acquisition Proposal that the Board of Directors determines in good faith (i) is more favorable to Seller's stockholders from a financial point of view than the terms of this Agreement, (ii) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into accounting, legal, financial, regulatory and other aspects of the Acquisition Proposal and the person making the Acquisition Proposal, and (iii) after consultation with its financial advisor and legal counsel and such other matters as the Board of Directors deems relevant, and after considering applicable provisions of state law, that failure to approve such Acquisition Proposal could reasonably be expected to result in a breach of its fiduciary duties under applicable law.

     5.4  Maintenance of the Stores and the Purchased Assets.  Seller covenants
          --------------------------------------------------
that between the date hereof and the Closing, except as contemplated hereby or with the prior consent of Purchaser, it will refrain from doing any of the following in respect of the Stores and the Purchased Assets: (i) entering into any transaction with respect to the Stores other than in the ordinary course of business, (ii) permitting any further encumbrance, mortgage, pledge or lease of or on any Purchased Asset, (iii) disposing of any material Purchased Asset except for (A) the sale of inventory in the ordinary course of business and (B) the liquidation of the assets listed on Schedule 5.4 for amounts above the book value of such assets and in such manner as to preserve the casual sale exemption under Georgia Regulation 560-12-1.07, (iv) amending, renewing, modifying or terminating any of the Assumed Contracts or Cobb Leases without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed (provided, however, that Seller hereby covenants to terminate the property management agreement with RCG Management, L.L.C. effective as of the Closing and Purchaser hereby consents thereto; provided, further, however, that Seller hereby covenants to terminate the lease agreement between Harry's Farmers Market, Inc. and Karalea, Inc. with respect to that portion of the Owned Real Estate located in Cobb County and Purchaser hereby consent thereto), (v) entering into any employment contract or make any change in the compensation or employee benefits payable or to become payable to any of the Transferred Employees, other than anniversary pay increases consistent with past practice, renewals of insurance policies covering Seller's employees and similar actions in the ordinary course of business designed to maintain Seller's current employment practices and policies, or (vi) entering into any agreement, commitment or arrangement with respect to the foregoing. Until the Closing, Seller shall keep the Real Estate insured against fire, vandalism and other loss, damage and destruction; provided, however, that Seller's insurance policies (as Excluded Assets) shall not be assigned to Purchaser at the Closing, and Purchaser shall be obligated to obtain its own insurance coverage from and after the Closing.

     5.5  Employees and Employee Benefits.
          -------------------------------

          (a) Subject to the terms set forth below, Seller will terminate all of its Floor Employees, as described below, at the Stores immediately prior to the Closing and shall assume the following liabilities or obligations to such terminated Floor Employees: (i) all claims for compensation for periods prior to the Closing

     Date, except to the extent accrued on the Closing Balance Sheet, (ii) claims under all Seller Plans through the Closing Date, except to the extent accrued on the Closing Balance Sheet, and (iii) all liabilities for any failure to provide health continuation coverage, if any, to any Floor Employees who do not accept employment with Purchaser, but only to the extent Seller is required by law to provide such health insurance coverage. All employees of the Excluded Stores or who work on site at any of the Excluded Stores shall remain employees of Seller; provided, however, that Seller will not transfer any of its current employees to the Excluded Stores without the prior consent of Purchaser. "Floor Employees" shall include all hourly wage employees in Seller's corporate, manufacturing and distribution departments and all employees in Seller's Store operations department.

          (b) The Purchaser will offer employment to all Floor Employees as of the Closing Date, at each person's respective existing level of compensation; however, the employment of any persons who accept employment with the Purchaser as of the Closing Date shall be at will.

          (c) Prior to September 15, 2001, Purchaser shall deliver a written statement to Seller setting forth the "Corporate Employees", as described below, that Purchaser will offer employment to ("Transferred Corporate Employees" and, together with the Floor Employees, the "Transferred Employees"). Notwithstanding the aforementioned, Seller has set forth on
     Schedule 5.5 such Corporate Employees that will not be available to Purchaser for employment pursuant to this paragraph or otherwise. Seller will terminate all Transferred Corporate Employees immediately prior to the Closing and shall assume the following liabilities or obligations to such Transferred Corporate Employees: (i) all claims for compensation for periods prior to the Closing Date, except to the extent accrued on the Closing Balance Sheet, (ii) claims under all Seller Plans through the Closing Date, except to the extent accrued on the Closing Balance Sheet, and (iii) all liabilities for any failure to provide health continuation coverage, if any, to any Transferred Corporate Employees who do not accept employment with Purchaser, but only to the extent Seller is required by law to provide such health insurance coverage. "Corporate Employees" shall include all salaried employees in Seller's corporate, manufacturing and distribution departments.

          (d) In connection with the employment of the Transferred Employees, the Purchaser will assume (i) any responsibilities or liabilities owing or allegedly owing by Seller under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101 et seq., (ii) all employee liabilities accrued on the Closing Balance Sheet, (iii) severance benefits, if any, to all Transferred Employees whose employment is terminated on and after the Closing Date by the Purchaser, and (iv) health care continuation for Seller's employees and dependents, but only to the extent required by law.

          (e) Effective as of the Closing Date, the Purchaser shall make available to the Transferred Employees the employee benefit plan(s) maintained by the Purchaser generally for its employees (the "Purchaser Plans") in accordance with their terms. To the extent permitted by the terms of the Purchaser Plans and Purchaser's administrative capabilities, the Purchaser will (i) waive all deductibles, waiting periods and limitations with respect to pre-existing conditions that would otherwise be applicable to employees of Seller under the Purchaser Plans in 2001, and
     (ii) grant full past service credit (including credit for eligibility, benefit accrual and for vesting) to the Transferred Employees for service with Seller or its subsidiaries or affiliates under any and all of the Purchaser Plans. Neither this Agreement nor the consummation of the transactions contemplated by this Agreement will entitle any employee, including but not limited to, Transferred Employees, to any other severance benefits from Purchaser nor will it accelerate compensation due any such Transferred Employee as of the Closing Date from Purchaser. Subject to the foregoing, the Purchaser shall have the right in the good faith exercise of operations and managerial discretion to make changes or cause changes to be made after the Closing Date in compensation, benefits and other terms of employment and to terminate any such employee.

          (f) For a period of six months following the date of Closing, each party hereto will make available such employees reasonably requested by the other party for up to two days per week, during normal business hours, to consult with, and to assist and support, the other party in connection with the transactions described herein or with the continuing operations of the Excluded Stores, as the case may be. In no event shall such request interfere with the continuing operations of the Purchaser or Seller. The parties hereto agree to enter into a written agreement prior to closing whereby stating the scope of the consulting relationship described by this
     Section 5.5(f), including that the employer of any such employees shall continue to be responsible for all compensation due to such individuals and the other party shall reimburse the respective employer for the daily salary of such employee as utilized.

          (g) In addition to the aforementioned, each party hereto, upon reasonable notice to the other, shall be entitled to seek the consulting services of any employee of the other party during the 12 months following the date of Closing; provided, however that such consulting does not occur during the employee's normal business hours and such employee shall maintain all confidential and proprietary information of his or her primary employer, subject to the terms and conditions of the License Agreement and Supply Agreement.

          (h) Other than set forth herein, Purchaser agrees that, for a period of 12 months following the Closing Date, neither it nor its affiliates will directly or indirectly solicit for employment (whether as an employee, consultant, advisor, independent contractor or otherwise) any employee of, or consultant to, the Excluded Stores without the express prior written permission of Seller, which permission shall be in the sole discretion of Seller; provided, however, that Purchaser shall not be in breach of this provision if the employee or consultant solicited was terminated by Seller for any reason prior to such solicitation or if Purchaser has cured any default hereunder within 15 days after written notice of such default is received by Purchaser.

          (i) Other than as set forth herein, Seller agrees that, for a period of 12 months following the Closing Date, neither it nor its affiliates will directly or indirectly solicit for employment (whether as an employee, consultant, advisor, independent contractor or otherwise) any of the Transferred Employees, without the express prior written permission of Purchaser, which permission shall be in the sole discretion of Purchaser; provided, however, that Seller shall not be in breach of this provision if the employee or consultant solicited was terminated by Purchaser for any reason prior to such solicitation or if Seller has cured any default hereunder within 15 days after written notice of such default is received by Seller.

     5.6  Companies' Legal Names.  Effective as of the Closing, Seller will
          ----------------------
change its legal name to a name which does not include "Harry's Farmers Market" or similar phrases utilized in the operation of the Stores; provided, however, Seller or its successors or assigns may continue to utilize the service mark "Harry's In A Hurry" for use on and in connection with the operation of the Excluded Stores in accordance with the provisions of the License Agreement.

     5.7. Proxy Statement.
          ---------------

          (a) Seller shall promptly prepare and, no later than 21 days after the date of this Agreement, file with the SEC a proxy statement with respect to a special meeting of the stockholders of Seller in connection with the transactions contemplated hereby (the "Proxy Statement"). Seller will use its best efforts to receive and respond to any comments of the SEC and to promptly mail to its stockholders the Proxy Statement in its definitive form.

          (b) Each of Seller and Purchaser agrees to provide as promptly as practicable to the other such information concerning the background of the Agreement and its business and financial statements and affairs as, in the reasonable judgment of the other party, may be required or appropriate for inclusion in the Proxy Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement.

          (c) At the time the Proxy Statement is mailed to Seller's stockholders, such Proxy Statement will (i) not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary and (ii) comply in all material respects with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; provided, however, no representation is made by either Seller or Purchaser with respect to statements made in the Proxy Statement based on information supplied by the other party expressly for inclusion or incorporation by reference in the Proxy Statement or information omitted with respect to the other party.

     5.8.  Title Policies; Satisfaction of Monetary Obligations.  Purchaser has
           ----------------------------------------------------
reviewed and approved certain title commitments issued by Chicago Title Insurance Company (the "Title Company") and various surveys with respect to the Owned Real Estate. A copy of pro forma markups of such title commitments ("Owner's Title Policies"), which markups indicate all required coverages and endorsements, is attached hereto as Schedule 5.8. The Owner's Title Policies shall be in the amount reasonably acceptable to Purchaser. Seller shall use its reasonable efforts to attempt to eliminate or modify any Monetary Obligations that are not Permitted Exceptions that appear on the title commitments for each of the sites constituting the Owned Real Estate. For purposes of this Section 5.8, "Monetary Obligations" shall mean (i) any deed of trust, mortgage, or other security title encumbering all or any portion of the Owned Real Estate created by, through or under Seller, securing an indebtedness that remains unpaid or held by Seller; (ii) mechanics, materialmen and other similar liens created by, under or through Seller (and not in connection with this Agreement or Purchaser's inspection) and (iii) the lien of ad valorem taxes affecting the Property which are past due.

     5.9.  Excluded Stores.  Prior to the Closing Date, Seller shall notify all
           ---------------
lessors of the Excluded Stores in writing (by certified mail) (i) of the transactions contemplated hereby and (ii) that Purchaser is not assuming any obligations or liabilities in respect of the Excluded Stores. Seller shall promptly provide copies of these written notices to Purchaser.

     5.10  Preservation of Records.  At no cost to Seller, Purchaser shall keep
           -----------------------
and preserve the Books and Records related to financial matters and tax records and filings until the fifth anniversary of the Closing Date and all other Books and Records until the third anniversary of the Closing Date. However, following such periods, at least sixty days prior to the destruction, removal or other disposal of any such Books and Records, Purchaser shall notify Seller in writing of its intent and permit Seller, at its sole cost and expense, to reclaim any such materials it deems necessary, in its sole discretion. To the extent necessary for the defense of threatened or actual litigation claims, Purchaser shall afford Seller, its counsel and other representatives reasonable access to the Books and

Records and shall provide copies thereof upon Seller's written request. In addition, Purchaser will provide access to such of the Transferred Employees that remain in its employ, including without limitation, making such Transferred Employees available for interviews and depositions.

     5.11  Further Assurances.  From and after the Closing Date, the parties
           ------------------
shall deliver to each other any additional material and documents (other than Excluded Materials) that are necessary or appropriate to further assure, complete and document the consummation of the transactions contemplated herein on the terms and conditions contemplated herein.

     5.12. Cobb Leases.  In the event of any delinquencies in payment under the
           -----------
Cobb Leases in existence as of the Closing Date, Purchaser will permit Seller to collect any delinquencies against the tenants under the Cobb Leases, but Purchaser shall have no obligation to collect same on Seller's behalf (although if any are actually received by Purchaser, the provisions of Section 1.5(iii) shall govern) and Seller shall have no right to evict tenants for non-payment of the same, but Seller shall be entitled to pursue such other remedies available to it at law or in equity.

     5.13. Knowledge of Misrepresentation or Omission.  Purchaser will promptly
           ------------------------------------------
advise Seller in writing if at any time it discovers that (i) any of the representations and warranties of Seller in this Agreement is not true and correct or (ii) any of the Schedules attached hereto contains any errors or omissions, in each case to the extent that the same would materially and adversely affect the value of the Purchased Assets.

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.  The obligations of Seller to
    ---------------------------------------------
consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

     6.1.  Compliance.  Purchaser shall have, or shall have caused to be,
           ----------
satisfied or complied with and performed in all material respects, all terms, covenants and conditions of this Agreement to be complied with or performed by it on or before the Closing Date.

     6.2.  Stockholder Approval.  The stockholders of Seller shall have duly
           --------------------
approved this Agreement and the transactions contemplated herein in accordance with Seller's Articles of Incorporation and Bylaws and all applicable state and federal laws.

     6.3.  Representations and Warranties.  All of the representations and
           ------------------------------
warranties made by Purchaser in this Agreement and in all certificates and other documents delivered by Purchaser to Seller pursuant hereto, shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and provided that representations and warranties that are confined to a specified date shall speak only as of such date.

     6.4.  Closing Deliveries by Purchaser.  Purchaser shall deliver or cause to
           -------------------------------
be delivered to Seller the following:

           (i) the Purchase Price, payable to an account designated by Seller (other than the Escrowed Funds, which will be delivered to the Escrow Agent);

           (ii)   the Escrow Agreement;

           (iii) an Assignment and Assumption Agreement in respect of the Leased Real Estate in the form of Exhibit E-1 to E-3 attached hereto (collectively the "Assignment and Assumption of Leased Real Estate");

           (iv) an Assignment and Assumption Agreement in respect of the Cobb Leases in the form of Exhibit F attached hereto (the "Assignment and Assumption of Cobb Leases");

           (v) an Assignment and Assumption in respect of the Assumed Contracts in the form of Exhibit G attached hereto (the "Assignment and Assumption of Assumed Contracts")

           (vi) an Assignment and Assumption Agreement in respect of the Assumed Liabilities other than the Leased Real Estate, the Cobb Leases and the Assumed Contracts, in the form of Exhibit H attached hereto (the "Assignment and Assumption of Other Assumed Liabilities");

           (vii) a closing statement mutually acceptable to Purchaser and Seller (the "Closing Statement");

           (viii) the Supply Agreement;

           (ix)   the License Agreement; and

           (x) all other documents and instruments reasonably required to be delivered to Seller at or prior to the Closing to evidence the consummation of the transactions contemplated hereby.

     6.5.  Governmental Action or Prohibition. The consummation of the
           ----------------------------------
transactions contemplated by this Agreement shall not have been precluded by any order or injunction of a court of competent jurisdiction, and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to the transactions contemplated herein by any governmental entity that makes the consummation of such transactions illegal.

     6.6   Dissenting Stockholders.  Holders of not more than ten percent (10%)
           -----------------------
of the shares of Seller's common stock issued and outstanding immediately prior to the Closing Date shall not have perfected dissenters' rights to the extent such rights are available under the laws of the State of Georgia.

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.  Except as may be waived
    ------------------------------------------------
by Purchaser, the obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     7.1.  Compliance.  Seller shall have, or shall have caused to be, satisfied
           ----------
or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by Seller on or before the Closing Date.

     7.2.  Representations and Warranties.  All of the representations and
           ------------------------------
warranties made by Seller in this Agreement, the exhibits attached hereto and in all certificates and other documents delivered by Seller pursuant hereto, shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and provided that representations and warranties that are confined to a specified date shall speak only as of such date.

     7.3.  Consents.  Purchaser shall have received the Liquor Consents, except
           --------
where the failure to obtain such consents would not materially and adversely impact Purchaser's ability to operate the Stores after the Closing Date in the normal course.

     7.4.  Consulting and Non-Competition Agreement.  Harry A. Blazer shall have
           ----------------------------------------
executed and delivered to Purchaser the Consulting and Non-Competition Agreement in the form of Exhibit I hereto.

     7.5.  Closing Deliveries by Seller.  Seller shall deliver or cause to be
           ----------------------------
delivered to Purchaser the following:

           (i) a limited warranty deed for each property constituting the Owned Real Estate in the form of Exhibit J attached hereto;

           (ii) a Bill of Sale with respect to the Purchased Assets consisting of tangible personal property in the form of Exhibit K attached hereto;

          (iii) an assignment of trademarks with respect to such of the Purchased Assets consisting of registered Intellectual Property in the form of Exhibit L attached hereto;

          (iv)    the Assignment and Assumption of Leased Real Estate;

          (v)     the Assignment and Assumption of Cobb Leases;

          (vi)    estoppel certificates, substantially in the form of Schedule
     7.5 or otherwise in form and substance reasonably satisfactory to Purchaser (with the forms of estoppels for CVS and Sports Authority previously delivered to Purchaser being deemed satisfactory to Purchaser), for the tenants of Harry's Crossing Shopping Center listed on Schedule 7.5 hereto;

          (vii)   the Assignment and Assumption of Assumed Contracts;

          (viii)  the Assignment and Assumption of Other Assumed Liabilities;

          (ix)    the Escrow Agreement;

          (x)     a FIRPTA certificate duly executed by Seller;

          (xi)    the Owner's Title Policies;

          (xii) all documents necessary to transfer title to the vehicles owned by Seller and used in the operation of the Stores;

          (xiii)  the Closing Statement; and

          (xiv)   the Supply Agreement;

          (xv)    the License Agreement; and

          (xvi) all other documents and instruments reasonably required to be delivered to Purchaser at or prior to the Closing to evidence the consummation of the transactions contemplated hereby.

8.   INDEMNIFICATION.
     ---------------

     8.1. Indemnification of Purchaser.  Subject to the limitations set forth
          ----------------------------
in Sections 8.3 and 8.4, Seller shall indemnify and hold Purchaser harmless from, against, for and in respect of (i) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action and encumbrances suffered, sustained, incurred or required to be paid by Purchaser, net of any resulting income tax benefits to Purchaser, (A) because of the breach of any written representation, warranty, agreement or covenant of Seller contained in this Agreement or any of the documents delivered to Purchaser at Closing or (B) in respect of any liability of Seller (other than the Assumed Liabilities) relating to periods at or prior to the Closing; and (ii) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 8.1.

     8.2. Indemnification of Seller.  Subject to the limitations set forth in
          -------------------------
Sections 8.3 and 8.4, Purchaser shall indemnify and hold Seller harmless from, against, for and in respect of: (i) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action and encumbrances suffered, sustained, incurred or required to be paid by Seller, net of any resulting income tax benefits to Seller, (A) because of the breach of any written representation, warranty, agreement or covenant of Purchaser contained in this Agreement or any of the documents delivered to Seller at Closing, or (B) in respect of any liabilities, obligations and responsibilities (whether contingent or otherwise) arising out of or any way related to the Purchased Assets or Assumed Liabilities (including, without limitation, the Cobb Leases and the Assumed Contracts) to the extent relating to periods from and after the Closing, whether known or unknown, contingent or absolute or otherwise; and (ii) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 8.2.

     8.3. Survival of Representations, Warranties and Covenants.  Except as
          -----------------------------------------------------
modified by the operation of Sections 4.5 and/or 9.1(ii), all representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto, and shall survive until the first anniversary of the Closing Date. Notwithstanding the preceding sentence, all representations and warranties made in this Agreement shall speak only as of the Closing Date, except for such representations and warranties that are applicable only as of a specific date shall speak only as of such date. Notice of any claim, whether made under the indemnification provisions hereof or otherwise, based on a breach of a representation, warranty, covenant, agreement or any other right of indemnification hereunder must be given prior to the one year anniversary of the Closing Date; and any claim not made within such period shall be of no force or effect. The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made, except to the extent that such claims are based upon facts and circumstances pertaining to such representations and warranties that are identified by Purchaser in writing to Seller pursuant to Section 5.13 and deemed thereunder to have been waived.

     8.4. General Rules Regarding Indemnification.  The obligations and
          ---------------------------------------
liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party shall be subject to the following terms and conditions:

          (a) The indemnified party shall give prompt written notice (which in no event shall exceed 30 days from the date on which the indemnified party first became aware of such claim or assertion) to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in Sections 8.1 or 8.2 hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known;

          (b) If any action, suit or proceeding is brought against the indemnified party with respect to which the indemnifying party may have liability under the indemnity agreements contained in Sections 8.1 or 8.2 hereof, the action, suit or proceeding shall, at the election of the indemnifying party, be defended (including all proceedings on appeal or for review which counsel for the indemnified party shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense unless the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized in writing by the indemnifying party in connection with the defense of such action, suit or proceeding. Notwithstanding the foregoing, (A) if there are defenses available to the indemnified party which are inconsistent with those available to the indemnifying party to such extent as to create a conflict of interest between the indemnifying party and the indemnified party, the indemnified party shall have the right to direct the defense of such action, suit or proceeding insofar as it relates to such inconsistent defenses, and the indemnifying party shall be responsible for the reasonable fees and expenses of the indemnified party's counsel insofar as they relate to such inconsistent defenses, and (B) if such action, suit or proceeding involves or could have an effect on matters beyond the scope of the indemnity agreements contained in Sections 8.1 and 8.2 hereof, the indemnified party shall have the right to direct (at its own expense) the defense of such action, suit or proceeding insofar as it relates to such other matters. The indemnified party shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not it is represented by separate counsel.

          (c) The indemnified party shall make available to the indemnifying party and its attorneys and accountants all books and records of the indemnified party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

          (d) The indemnified party shall not make any settlement of any claims without the written consent of the indemnifying party.

          (e) An indemnified party shall not make any claim hereunder with respect to any claim, or series of related claims, unless and until it has incurred damages and expenses of a cumulative aggregate of $50,000 (the "Basket") and shall thereafter be entitled to make a claim only for amounts incurred in excess of such Basket; provided, however, that the Basket shall not be applicable to claims made in respect of the Purchase Price adjustments contemplated by Sections 1.5 and 2.2.

          (f) Except in the case of actual fraud of Seller (as determined by a court of competent jurisdiction), Purchaser's sole recourse in respect of amounts for which it is entitled to indemnity under this Section 8 shall be limited to the Escrowed Funds, and Seller shall not have any liability other than in respect of Purchaser's claim against the Escrowed Funds in accordance with the terms of the Escrow Agreement.

          (g) Seller's recourse in respect of amounts for which it is entitled to indemnity under this Section 8 shall be claimed directly against Purchaser and shall not be made against the Escrowed Funds.

9.   MISCELLANEOUS.
     -------------

     9.1. Termination.  This Agreement and the transactions contemplated hereby
          -----------
may be terminated at any time on or before the Closing Date:

          (i)   by mutual consent of Seller and Purchaser;

          (ii) subject to the provisions of Section 4.5, by Purchaser if there has been a material misrepresentation or breach of warranty in the representations and warranties of Seller set forth herein or if there has been any material failure on the part of Seller to comply with its obligations hereunder, and such breach, failure or misrepresentation is not cured to Purchaser's reasonable satisfaction within ten days after Purchaser gives Seller written notice identifying such breach, failure or misrepresentation;

          (iii) by Seller if (A) the Board of Directors of Seller, subject to complying with the terms and conditions of this Agreement, shall have authorized Seller to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Seller notifies the Purchaser in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice, and (B) the Purchaser does not make, within five business days after receipt of Seller's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of Seller determines in good faith, after consultation with its financial advisors, is at least as favorable as the Superior Proposal, taking into account, to the extent relevant, the long term prospects and interests of Seller and its stockholders;

          (iv) by Purchaser if (A) the Board of Directors of Seller sends Purchaser the written notice described in subsection (iii) above or (B) the Board of Directors of Seller shall have withdrawn, rescinded or modified in a manner adverse to Purchaser its approval or recommendation of this Agreement or the transactions contemplated hereby, or shall have resolved to do any of the foregoing.

          (v) by Seller if there has been a material misrepresentation or breach of warranty in the representations and warranties of Purchaser set forth herein or if there has been any material failure on the part of Purchaser to comply with its obligations hereunder, and such breach, failure or misrepresentation is not cured to Seller's reasonable satisfaction within ten days after Seller gives Purchaser written notice identifying such breach, failure or misrepresentation;

          (vi) by either of Seller or the Purchaser if the transactions contemplated by this Agreement have not been consummated by December 31, 2001, unless the parties otherwise agree or unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants and agreements hereof to be performed or observed by it at or before the Closing Date; and

          (vii) by either of Seller or Purchaser if the transactions contemplated hereby violate any order, decree, or judgment of any court or governmental body or agency having competent jurisdiction.

Subject to Section 9.2 below, in the event of the termination of this Agreement pursuant to this Section 9.1, this Agreement shall forthwith become null and void and of no further force or effect; provided, however, that the parties hereto shall remain liable for any breach of this Agreement prior to its termination.

     9.2. Termination Fee.  If Seller shall have terminated this Agreement
          ---------------
pursuant to Section 9.1(iii) or Purchaser shall have terminated this Agreement pursuant to Section 9.1(iv), Seller shall promptly, but in no event later than two Business Days after the date of such request, (i) pay Purchaser a fee (the "Termination Fee") equal to the sum of (x) $950,000 and (y) all actual and documented out-of-pocket costs and expenses of Purchaser (up to a maximum of $250,000) incurred in connection with this Agreement and the consummation and negotiation of the Transactions, including, without limitation, legal, professional and service fees and expenses, which amount shall be payable in same day funds. Seller acknowledges that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated herein, and that, without these agreements, Purchaser would not enter into this Agreement; accordingly, if Seller fails to comply with this Section 9.2, and, in order to obtain such compliance or damages in lieu thereof, Purchaser commences a suit which results in a judgment against Seller for the Termination Fee, Seller shall pay to Purchaser its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee, from the date such payment was required to be made under this Section 9.2 to the date of payment, at the rate of nine percent (9%) per annum.

     9.3. Expenses.  Except as otherwise set forth herein, each of the
          --------
Purchaser and Seller shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby. Seller shall bear the policy premiums and related search and examination fees and survey charges associated with the Owner's Title Policies.

     9.4. Transfer Taxes and Recording Fees.  All sales, use, transfer and all
          ---------------------------------
other non-income taxes and any fees incurred in connection with the purchaser and sale of the Real Estate and the other Purchased Assets (the "Transfer Taxes") shall be borne by Purchaser. Seller shall file all necessary tax returns and other documents required to be filed with respect to all such Transfer Taxes. The parties will cooperate to the extent reasonably necessary to make such filings or returns as may be required.

     9.5. Entire Agreement.  This Agreement and the exhibits hereto contain the
          ----------------
complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings, oral or written, among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto.

     9.6. Public Announcements.  No party to this Agreement shall issue any
          --------------------
press release relating to, or otherwise publicly disclose, the transactions contemplated by this Agreement without the prior approval of the other parties. Notwithstanding the foregoing, any party may make such disclosure as may be required by law, provided the disclosing party notifies the other party prior to its release of the substance of the proposed disclosure (such as the content of a proposed press release).

     9.7. Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

     9.8. Notices.  All notices, demands, requests or other communications that
          -------
may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by a reputable overnight courier service or by hand delivery or facsimile transmission, addressed as follows:

                    (i)   If to Seller:

                          1180 Upper Hembree Road
                          Roswell, Georgia 30076
                          Attn: President
                          Fax:  770-664-4920

                          with a copy to:

                          Alston & Bird LLP
                          One Atlantic Center
                          1201 West Peachtree Street
                          Atlanta, Georgia 30309
                          Attn: John L. Latham, Esq.
                          Fax:  404-881-7777

                    (ii)  If to Purchaser:

                          601 N. Lamar Blvd., Suite 300
                          Austin, Texas 78703
                          Attn: Chief Financial Officer
                          Fax:  512-477-1069

                          with a copy to:

                          Hallett & Perrin
                          717 N. Harwood, 14/th/ Floor
                          Dallas, Texas 75201
                          Attn: Bruce H. Hallett
                          Fax:  214-953-0576

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served, or sent. Each notice, demand, request or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, fax confirmation sheet or the affidavit of courier or messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     9.9.  Assignment; Successors and Assigns.  This Agreement may not be
           ----------------------------------
assigned by either of the parties hereto without the written consent of all the other parties; provided, however, that the Purchaser shall be entitled to assign this Agreement to any subsidiary of Whole Foods Market, Inc. so long as the Purchaser remains liable for the obligations of Purchaser hereunder. Subject to the preceding sentence, this Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     9.10. Waiver and Other Action.  This Agreement may be amended, modified,
           -----------------------
or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

     9.11. Severability.  If any provision of this Agreement is held to be
           ------------
illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     9.12. Real Estate Reporting Person.  Title Company is hereby designated
           ----------------------------
the "real estate reporting person" for purposes of Section 6045 of title 26 of the United States Code and Treasury Regulation 1.6045-4, as applicable. Any instructions or settlement statement prepared by Title Company shall so indicate that the Title Company is the real estate reporting person. Upon the consummation of the transactions contemplated by this Agreement, Title Company shall file IRS Form 1099-S information return and send the statement to Seller as required under the aforementioned statutes and regulations.

     9.13. Third-Party Beneficiaries.  This Agreement and the rights,
           -------------------------
obligations, duties and benefits hereunder are intended for the parties hereto, and no other person or entity shall have any rights, obligations, duties and benefits pursuant hereto.

     9.14. Mutual Contribution.  The parties to this Agreement and their
           -------------------
counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

     9.15. Remedies.  No right, remedy or election given by any term of this
           --------
Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity; provided, however, that the sole and exclusive remedy of any party hereto with respect to any action, breach, default or other matter for which a purchase price adjustment is available pursuant to Section
2.2 shall be for such party to proceed in accordance with the provisions of
Section 2.2.

     9.16. Governing Law.  This Agreement shall be governed by, and construed
           -------------
in accordance with, the laws of the State of Delaware.

     9.17. Jurisdiction; Service of Process.  Any action or proceeding seeking
           --------------------------------
to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, County of New Castle, or in the United States District Courts located in Wilmington, Delaware if they have or can acquire jurisdiction, and each of the parties consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     9.18. Disclosure Generally.  If and to the extent any information required
           --------------------
to be furnished in any Schedule is contained in this Agreement or in any Schedule attached hereto, such information shall be deemed to be included in all the Schedules in which the information is required to be included. The inclusion of any information in any Schedule attached hereto shall not be deemed to be an admission or acknowledgment by Seller, in and of itself, that such information is material or outside the ordinary course of business of Seller.

     9.19. Property Documents / Books and Records. By providing copies of the
           ----------------------------------------
Property Document and the Books and Records to Purchaser, Seller is not making any representations or warranties, implied or otherwise, as to the accuracy of the factual information provided or the conclusions formed by the consultants or Seller personnel who prepared such items. Furthermore, Seller is making no representations or warranties as to the skill and care taken by the consultants or Seller personnel in preparing the such items. Seller will not be responsible for conditions or consequences arising from relevant facts that were concealed, withheld or not fully disclosed to or by the consultants, any regulatory or governmental agency, persons interviewed or Seller personnel as part of the preparation of such items. Purchaser also acknowledges that the facts and conditions referenced in such items may change over time and the conclusions and recommendations set forth therein are applicable only to the facts and conditions as described in such items. Seller shall have no direct or indirect liability to Purchaser or any other person with respect to such items.

     9.20. Time of Essence.  Time is of the essence in complying with the terms,
           ---------------
conditions and agreements of this Agreement.

     9.22. Risk of Loss.  As of the time of the Closing, the risk of loss with
           ------------
respect to the Owned Real Estate passes to the Purchaser.

                        [Signatures on Following Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   Whole Foods Market Group, Inc.


                                   By: /s/ JIM SUD
                                      -----------------------------------------
                                   Name:  Jim Sud
                                        ---------------------------------------
                                   Title: Vice President
                                         --------------------------------------

                                   Harry's Farmers Market, Inc.


                                   By: /s/ Harry A Blazer
                                      -----------------------------------------
                                   Name:  Harry A. Blazer
                                        ---------------------------------------
                                   Title: President and Chief Executive Officer
                                         --------------------------------------

                                   Karalea, Inc.


                                   By: /s/ Harry A Blazer
                                      -----------------------------------------
                                   Name:  Harry A. Blazer
                                        ---------------------------------------
                                   Title: President and Chief Executive Officer
                                         --------------------------------------


                                   Marthasville Trading Company


                                   By: /s/ Harry A Blazer
                                      -----------------------------------------
                                   Name:  Harry A. Blazer
                                        ---------------------------------------
                                   Title: President and Chief Executive Officer
                                         --------------------------------------

                               List of Exhibits


Exhibit A              Voting Agreement
Exhibit B              Supply Agreement
Exhibit C              License Agreement
Exhibit D              Escrow Agreement
Exhibit E-1 to E-3     Assignment and Assumption of Leased Real Estate
Exhibit F              Assignment and Assumption of Cobb Leases
Exhibit G              Assignment and Assumption of Assumed Contracts
Exhibit H              Assignment and Assumption of Other Assumed Liabilities
Exhibit I              Consulting and Non-Competition Agreement
Exhibit J              Form of warranty deed
Exhibit K              Bill of Sale
Exhibit L              Assignment of Intellectual Property

                                                                       Exhibit A

                               VOTING AGREEMENT

     THIS VOTING AGREEMENT, dated as of August 9, 2001 ("Voting Agreement"), is
                                                         ----------------
by and between Whole Foods Market Group, Inc., a Delaware corporation ("Purchaser"), and Harry A. Blazer ("Stockholder").
  ---------                          -----------

                                   RECITALS

     WHEREAS, concurrent with the execution of this Voting Agreement, Purchaser and Harry's Farmers Market, Inc., a Georgia corporation (the "Company"), are
                                                              -------
parties to an Asset Purchase Agreement, dated of even date herewith (as amended from time to time, the "Purchase Agreement"), pursuant to which Purchaser is
                        ------------------
purchasing certain assets, and assuming certain liabilities, of the Company and its subsidiaries (the "Purchase");

     WHEREAS, the Stockholder is the record or beneficial owner of shares of Class A and Class B common stock of the Company (the "Shares") in the amounts
                                                      ------
set forth on the signature page hereof; and

     WHEREAS, as an inducement and a condition to entering into the Purchase Agreement, Purchaser desires that the Stockholder agree, and the Stockholder is willing to agree, to enter into this Voting Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Stockholder, intending to be legally bound, hereby agree as follows:

     1.   Certain Definitions.  In addition to the terms defined elsewhere
          -------------------
herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Purchase Agreement. For purposes of this Voting Agreement:

          (a)  "Affiliate" means, as to any specified Person, (i) any
                ---------
     stockholder, equity holder, officer, or director of such Person and their family members or (ii) any other Person which, directly or indirectly, controls, is controlled by, employed by or is under common control with, any of the foregoing. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          (b)  "Beneficially Own" or "Beneficial Owner" or "Beneficial
                ----------------      ----------------      ----------
     Ownership" with respect to any securities means having "beneficial
     ---------
     ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

          (c)  "Person" means any individual, corporation, partnership, limited
                ------
     liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     2.   Disclosure.  The Stockholder hereby agrees to permit the Company and
          ----------
Purchaser to publish and disclose in the Proxy Statement (including all documents and schedules filed with the SEC), and any press release or other disclosure document which Purchaser and the Company reasonably determine to be necessary or desirable in connection with the Purchase and any transactions related thereto, the Stockholder's identity and ownership of the Shares and the nature of the Stockholder's commitments, arrangements and understandings under this Voting Agreement.

     3.   Voting of Company Stock.  The Stockholder hereby agrees that, during
          -----------------------
the period commencing on the date hereof and continuing until the first to occur of (a) the Closing or (b) the termination of the Purchase Agreement in accordance with its terms (the "Termination Date"), at any meeting of the
                                ----------------
holders of the Shares, however called, or in connection with any written consent of the holders of the Shares, the Stockholder shall vote (or cause to be voted) the Shares held of record or Beneficially Owned by him and to which he has the right to vote or to direct the vote, whether heretofore owned or hereafter acquired: in favor of approval of the Purchase, adoption of the Purchase Agreement and any actions required in furtherance thereof and hereof; provided, however, that the terms of the Purchase Agreement shall not have been amended to reduce the Purchase Price to less than $35 million or to impose any specific obligation on the Stockholder that is not imposed uniformly on all stockholders of Seller, except as the Stockholder has agreed in writing. The Stockholder agrees that the obligations under this Voting Agreement are unconditional and will remain in full force and effect notwithstanding that the Company may have received an Acquisition Proposal or that the Board of Directors of the Company may have withdrawn or amended its recommendation and approval of the Purchase. Furthermore, the Stockholder will not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or in violation of any provision contained in this Section 3.

     4.   Covenants, Representations and Warranties of the Stockholder.  The
          ------------------------------------------------------------
Stockholder hereby represents and warrants to, and agrees with, Purchaser as follows:

          (a) The Stockholder is the owner or the Beneficial Owner of the number of Shares set forth on the signature page hereto, with no limitations, qualifications or restrictions on his rights under the Shares other than as set forth on the signature page hereto and subject to applicable securities laws and the terms of this Voting Agreement.

          (b) The Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Voting Agreement. The execution, delivery and performance of this Voting Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, stockholders agreement, voting trust, trust or similar agreement. This Voting Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Voting Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

          (c) The Stockholder understands and acknowledges that Purchaser is entering into the Purchase Agreement in reliance upon the Stockholder's execution and delivery of this Voting Agreement.

          5.   Miscellaneous.
               -------------

          (a) Entire Agreement. This Voting Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) Certain Events. The Stockholder agrees that this Voting Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any Person to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation, the Stockholder's heirs, guardians, administrators or successors. Notwithstanding any such transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Voting Agreement.

          (c) Assignment. This Voting Agreement shall not be assigned by operation of law or otherwise without the prior written consent of Purchaser, in the case of an assignment by the Stockholder, and the Stockholder, in the case of any assignment by Purchaser; provided that Purchaser may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations.

          (d) Amendment and Modification. This Voting Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto affected by such amendment.

          (e) Severability. Whenever possible, each provision or portion of any provision of this Voting Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Voting Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision of this Voting Agreement in such jurisdiction, and this Voting Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (f) Specific Performance. The parties hereto agree, recognize and acknowledge that a breach by either of them of any covenants or agreements contained in this Voting Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (g) Remedies Cumulative. All rights, powers and remedies provided under this Voting Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such rights, powers or remedies by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Voting Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (i) No Third Party Beneficiaries. This Voting Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (j) Governing Law. This Voting Agreement will be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

          (k) Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Voting Agreement may be brought against any of the parties in the courts of the State of Delaware, County of New Castle, or in the United States District Courts located in Wilmington, Delaware if they have or can acquire jurisdiction, and each of the parties consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          (l) Counterparts. This Voting Agreement may be executed in counterparts, each of which will be considered one and the same Voting Agreement and will become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.



                        [Signatures on Following Page]

     IN WITNESS WHEREOF, Purchaser and the Stockholder have caused this Voting Agreement to be duly executed as of the day and year first above written.


                              Whole Foods Market Group, Inc.


                              By:__________________________________
                              Name: _______________________________
                              Title: ______________________________


                              _____________________________________
                              Stockholder Name: Harry A. Blazer

                              No. of Class A Common Shares: 38,000: all of which are owned by the Stockholder's wife and of which the Stockholder has no right to vote or direct the vote.

                              No. of Class B Common Shares: 2,050,701: 2,049,400 of which are owned by Harry Blazer, Inc., a company of which the Stockholder is the sole shareholder and director and therefore has the right to direct the vote; and 1,301 of which are owned by the Stockholder and of which he has the right to vote.

                                                                       Exhibit B


                               SUPPLY AGREEMENT

     THIS SUPPLY AGREEMENT (this "Agreement") is made this __ day of ____, 2001
                                  ---------
(the "Effective Date"), by and between [new name of company after closing], a
      --------------
Georgia corporation ("HFM"), and Whole Foods Market Group, Inc., a Delaware
                      ---
corporation  ("Supplier").
               --------

     WHEREAS, Supplier and HFM have entered into a certain Asset Purchase Agreement dated as of August 8, 2001 (the "Purchase Agreement"; terms not
                                           ------------------
otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement);

     WHEREAS, pursuant to the Purchase Agreement, Supplier is purchasing from HFM certain assets including, but not limited to, assets used in the supply of products to certain retail stores owned by HFM; and

     WHEREAS, as a condition to HFM entering into the Purchase Agreement, Supplier has agreed to supply HFM with certain food, beverage, floral and other retail products described on Exhibit A attached hereto and incorporated herein
                             ---------
by this reference (the "Products") under the terms and conditions of this
                        --------
Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, HFM and Supplier hereby agree as follows:

     1.   Products.  During the first year of this Agreement, Supplier shall
          --------
supply to HFM the Products in accordance with the supply and inventory systems and schedules (the "Systems") utilized by HFM in supplying the Excluded Stores
                    -------
as of the Effective Date. During the first year of this Agreement, the Products and the supply and distribution schedules shall not be substituted, modified or otherwise changed, in any material respect, without first obtaining HFM's written approval of such change, such approval not to be unreasonably withheld. During the second and third years of this Agreement, if the respective options of HFM are exercised as described below, Supplier shall supply Products to HFM in accordance with such supply and inventory systems as Supplier elects to utilize in its sole discretion, which shall continue to provide a reasonable method of supply for HFM in accordance with the intent of this Agreement.

     2.   Term.  This Agreement shall be in effect for a term of one (1) year
          -----
from the Effective Date ("Term").  However, following each of the first two
                          ----
years of this Agreement, and provided HFM is not then in default hereunder, HFM may, in its sole discretion, extend the term of this Agreement for one (1) additional year. The extension of this Agreement by HFM shall be sent to Supplier in writing no less than 30 days prior to the end any term. This Agreement may also be terminated earlier pursuant to the provisions of this
Agreement.    Notwithstanding anything contained herein, the volume of Products ordered and the number of orders placed during the Term shall be determined solely by orders placed pursuant to Section 3.
                                    ---------

     3.   Order and Delivery.
          -------------------

          3.1 Orders shall be placed by HFM and sent electronically or by facsimile to Supplier at the address set forth below (the "Order"). Acceptance
                                                           -----
of any Order is expressly limited to the terms thereof and HFM agrees that the return of any products will be solely due to defects of such products. HFM shall have no right for chargebacks to the Supplier, except in the case of product defects.

          3.2 HFM shall be permitted to utilize Supplier's computerized inventory replenishment system ("IRS") for all purposes provided by IRS,
                                 ---
including but not limited to the placing of Orders pursuant to this Agreement and the utilization of the theoretical gross margin tool produced by IRS, as well as the computerized report manager system (the "Report Manager") and all related programming. During the term of this Agreement, HFM shall be permitted to utilize all upgrades, improvements or changes to IRS, the Report Manager and
all related programming.   In addition, Supplier agrees to use its best efforts
to continue to support and provide, consistent with normal practice, (i) the hardware and communications infrastructure to allow HFM access; (ii) the recording, accumulation, storage and archiving of data necessary to report on and provide an audit trail of HFM's use of the applications; and (iii) HFM reasonable access to the systems. Following the first year of this Agreement, Supplier shall have no obligation to continue supporting or maintaining IRS, the Report Manager or other related programming described in this Section 3.2. However, in the event Supplier decides not to continue such support or maintenance, it shall provide HFM reasonable notice of such discontinuation and allow HFM, at its sole cost and expense, to continue to utilize, support, maintain and improve such systems and shall provide HFM reasonable access to the hardware and software necessary for the continued operations thereof.

          3.3 Products will be shipped F.O.B. Supplier's commissary. The risk of loss or damage in transit shall be upon HFM. Supplier shall, in the event of a delay or threat of delay due to any cause in the production or delivery of the Products hereunder, immediately notify HFM and shall include with such notice all relevant information with respect to such delay or threatened delay, including, but not limited to, in the case of actual delay, Supplier's good faith estimate of when the Products will be available.

     4.   Price.  The prices of the Products shall be determined as is described
          ------
on Exhibit A. However, in no event shall HFM be charged for increased costs other than for normal price increases as may be charged by the provider of the raw materials, goods and other items being received by Seller, prior to manufacture or delivery to HFM.

     5.   Payment.  Supplier shall invoice HFM for all Products delivered under
          --------
an Order (the "Invoice").  Each Invoice is payable by HFM within fourteen (14)
               -------
days from the date of the Invoice.

     6.   Quality Control.
          ----------------

          6.1  Packaging.  During the first year of this Agreement, the Products
               ---------
and all packaging used in connection with the Products ("Packaging Material")
                                                         ------------------
shall be of a consistent and high quality which conform to the standards developed by HFM or developed by Supplier and approved by HFM. Supplier will use such packaging for the Products as is furnished by HFM or is in the inventory purchased by Supplier in connection with the Purchase Agreement. Following the first year of this Agreement, to the extent the Packaging Material is not furnished by HFM, the Supplier shall be entitled to reasonably change the Packaging Material in a manner consistent with the quality of packaging utilized by Supplier in its operations.

          6.2    Inspection. During the first year of this Agreement, Supplier
                 ----------
will cooperate with HFM, at its sole cost and expense, to permit inspections of Supplier's facilities during the Term to monitor the quality of Products offered by Supplier, provided HFM gives Supplier 24 hours prior notice of such inspection and such inspections do not interfere with Supplier's business, as reasonably determined by Supplier. Supplier shall also provide HFM with reasonable access to its quality assurance data documentation. Following the first year of this Agreement, HFM shall be entitled to no more than one such inspection per calendar quarter.

          6.3    Transition Support. During the first six months of the term of
                 ------------------
this Agreement, HFM will make Bobbie Steinhauer available to Supplier for two days per week during normal business hours to consult with, and to assist and support, Supplier in connection with the performance of its duties hereunder. In the event that Ms. Steinhauer is no longer an employee of, or consultant to, HFM, then HFM will arrange for other employees reasonably acceptable to Supplier to be available to Supplier as aforesaid.

     7.  Representations and Warranties of Supplier.  Supplier represents and
         ------------------------------------------
warrants, which warranties and representations will survive the Term:

          7.1 that the Products, including food articles, food ingredients, food packaging and food labeling relating to or comprising the Products or any part thereof that is supplied by Supplier and delivered, sold or transferred to HFM hereunder shall be manufactured, stored and delivered in full compliance with all applicable federal, state and local statutes, rules and regulations including but not limited to the rules and regulations of the U.S. Food and Drug Administration (the "Regulations");
                     -----------

          7.2 that the Products shall be manufactured, stored and delivered in accordance with appropriate "Good Manufacturing Practices" or similar practices that may be promulgated under the Regulations as applicable;

          7.3 that the Products shall not be adulterated or misbranded within the meaning of the Regulations;

          7.4 that the Products shall not be a food product which may not, under the Regulations, be introduced into interstate commerce except as provided therein; and

          7.5 that Supplier is free to enter into this Agreement, that Supplier's execution of this Agreement has been duly approved by all applicable corporate procedures, that this Agreement constitutes a legal, valid and binding obligation of Supplier, and that to Supplier's knowledge this Agreement will not violate the rights of any third party.

Except as specifically set forth above, Supplier makes no warranty regarding the Products and any implied or statutory warranties not specifically provided
herein are expressly denied.   Payment for, inspection of, or receipt of
Products by HFM shall not constitute a waiver of any breach or warranty.

     8.  Representations and Warranties of HFM.   HFM represents and warrants,
         --------------------------------------
which warranties and representations will survive the Term , that HFM is free to enter into this Agreement, that HFM's execution of this Agreement has been duly approved by all applicable corporate procedures, that this Agreement constitutes a legal, valid and binding obligation of HFM, and that to HFM's knowledge this Agreement will not violate the rights of any third party. Acceptance of payment for Products by Supplier shall not constitute a waiver of any breach or warranty.

     9.  Widescale Defects/Recall.
         -------------------------

         9.1 Whenever Supplier becomes aware that any ingredient or component of a Product covered by this Agreement is or may become harmful to persons or property or that a Product is mislabeled, Supplier shall immediately give notice thereof to HFM and Supplier shall provide all relevant information with respect thereto.

         9.2 In the event it is deemed necessary by HFM and Supplier to recall any quantity of the Product, from any store of HFM or from any consumer, both parties agree to take such reasonable steps necessary to protect the interests of the public and to comply diligently with all product recall procedures established by the Regulations.

         9.3 The parties agree to bear equally all cost and expenses incurred by the parties in complying with the foregoing recall procedures, unless such recall is the result of the sole negligence of one of the parties. In the event a party fails or refuses to comply with the recall of the Product upon the reasonable request of the other party, the requesting party shall be authorized to take such action as it deems necessary to recall the Product, and the non-requesting party shall reimburse the requesting party for its costs and expenses incurred in such recall procedure. Any such action taken by the requesting party shall not relieve the non-requesting party of its obligations or liability hereunder.

     10. Insurance. Supplier agrees to maintain during the Term, general
         ----------
liability insurance, including product liability coverage, in minimum amounts of $1,000,000.00 per occurrence for damage, injury and/or death to persons and $1,000,000.00 per occurrence for damage and/or injury to property. Supplier further agrees to require all of its delivery personnel to be licensed to drive, whether they are employees or independent contractors. All policies of liability insurance required to be effected by Supplier shall cover Supplier's employees, agents, and independent contractors and shall include HFM as an additional insured. Upon execution of this Agreement, Supplier shall promptly provide HFM with certificates of insurance evidencing such coverage, and each certificate shall indicate that the coverage represented thereby shall not be canceled nor modified until at least thirty (30) days prior notice has been given to HFM.

     11. Default and Termination.
         ------------------------

         11.1  In the event either party:

               (a) breaches any term or condition of this Agreement that cannot be cured within fifteen (15) days following receipt of notice of such breach; or

               (b) abuses or misrepresents its status as a supplier and/or seller of any Product to the detriment of the other party, or

               (c) becomes the subject of any proceeding under the Bankruptcy Act, becomes insolvent or any assignment is made for the benefit of creditors or a trustee is appointed for all or any portion of the party's assets, or

               (d) fails to comply with any Regulation,

then the non-breaching party, in its sole discretion, may terminate this Agreement with fifteen (15) days written notice to the breaching party. Additionally, this Agreement may be terminated:

               (e) by HFM upon 30 days' prior written notice given to Supplier at any time (it being understood that such notice shall contain an undertaking by HFM to purchase, on the date of termination, any excess inventory and packaging materials produced or held exclusively for HFM);

               (f) by Supplier upon 15 days prior written notice in the event that HFM is in material breach of its obligations under the Purchase Agreement which cannot be cured within fifteen (15) days following receipt of notice of such breach, or, unless there shall be a change of control of HFM. if HFM's principal stockholder is in material breach under the related Consulting and Non-Competition Agreement and such breach cannot be cured within fifteen (15) days following receipt of notice of such breach.

         11.2 Notwithstanding anything to the contrary, in the event the party's breach is for noncompliance with the Regulations, termination shall be effective immediately.

         11.3 The failure to terminate the Agreement upon the occurrence of one or more of these events of default by a party shall not constitute a waiver or otherwise affect the right of the non-breaching party to terminate the Agreement as a result of a continuing or subsequent failure or refusal by the breaching party to comply with any of such obligations. Failure by the non-breaching party to exercise any of its rights or remedies hereunder or to insist on strict compliance with any of the terms of this Agreement shall not constitute a waiver of any of the terms or conditions of this Agreement with respect to any other or subsequent breach nor shall it constitute a waiver by the non-breaching party of its rights at any time thereafter to require strict compliance with the terms of this Agreement.

         11.4 Upon termination, HFM shall pay Supplier any outstanding undisputed Invoices and shall use their commercially reasonable best efforts to resolve such disputed invoices as promptly as practicable.

     12. Confidentiality.  Each party acknowledges that during the
         ----------------
course of carrying out this Agreement, it may receive confidential and proprietary information related to the other party's business, including, without limitation, recipes and formulations created or provided by the other party ("Confidential Information"). Confidential Information includes any
        ------------------------
information, designs, data or know-how that a party has designated as proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought to be treated as proprietary and/or confidential; provided, however, that any information which is otherwise in the public domain shall not be deemed confidential. Each party acknowledges that such Confidential Information is the sole and exclusive property of the other party and undertakes to retain in confidence all Confidential Information. Each party's obligations under this Section 12 shall survive expiration or termination of this Agreement and any amendments thereto.

     13. Indemnity.
         ----------

         13.1 Supplier agrees to indemnify and hold HFM, its officers and directors, employees or agents, customers and users of the Product, harmless from all claims, demands, losses, liabilities, suits at law or in equity, costs and expenses, including reasonable attorney's fees, resulting from (a) injury, illness and/or death caused, in whole or in part, by contact with, use and/or consumption of the Products, unless (and then only to the extent) such injury, illness and/or death is caused by the negligence or misconduct of HFM and (b) breach of any of Supplier's representations and warranties. In the event of any claim, threatened claim, or notification that may be the subject of indemnification provided for in this Section, HFM will give Supplier prompt written notification thereof and, to the extent the interests of the parties hereto are not adverse to one another, provide Supplier such reasonable assistance in the response and prosecution of any defense as Supplier may request, at Supplier's expense. Upon HFM's tendering any suit to Supplier, Supplier shall defend the same at its sole cost and expense. If Supplier fails to assume such defense, HFM may defend the action in the manner it deems appropriate, and Supplier shall pay to HFM all costs, including reasonable attorneys' fees, incurred by HFM in effecting such defense, in addition to any sum which HFM may pay by reason of any settlement or judgment against HFM. The provisions of this Section 13.1, and the indemnity hereunder, shall survive this Agreement and any performance hereunder.

         13.2 HFM agrees to indemnify and hold Supplier, its officers and directors, employees or agents, customers and users of the Product, harmless from all claims, demands, losses, liabilities, suits at law or in equity, costs and expenses, including reasonable attorney's fees, resulting from (a) injury, illness and/or death caused, in whole or in part, by contact with, use and/or consumption of the Products, but only to the extent such injury, illness and/or death is caused by the negligence or misconduct of HFM and (b) the breach of any of HFM's representations and warranties. In the event of any claim, threatened claim, or notification that may be the subject of indemnification provided for in this Section, Supplier will give HFM prompt written notification thereof and, to the extent the interests of the parties hereto are not adverse to one another, provide HFM such reasonable assistance in the response and prosecution of any defense as HFM may request, at HFM's expense. Upon Supplier's tendering any suit to HFM, HFM shall defend the same at its sole cost and expense. If HFM fails to assume such defense, Supplier may defend the action in the manner it deems appropriate, and HFM shall pay to Supplier all costs, including reasonable attorneys' fees, incurred by Supplier in effecting such defense, in addition to any sum which Supplier may pay by reason of any settlement or judgment against Supplier. The provisions of this Section 13.2, and the indemnity hereunder, shall survive this Agreement and any performance hereunder.

     14. Miscellaneous Provisions.
         -------------------------

         14.1 Independent Contractor Relationship.  Supplier and HFM are
              ------------------------------------
independent contracting parties, and this Agreement does not create the relationship of principal and agent, partners, joint ventures or employer and employee between HFM and Supplier. Supplier shall have no authority to bind or otherwise obligate HFM in any manner nor shall Supplier represent to anyone that it has a right to do so.

               14.2 Severability. If any provision of this Agreement is held to
                    -------------
be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible that is legal, valid and enforceable.

        14.3 Entire Agreement. This Agreement and the exhibits hereto contain
             -----------------
the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings, oral or written, among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto.

        14.4 Amendments in Writing. Neither the Agreement nor any of its
             ----------------------
provisions may be waived, modified or amended except by an instrument in writing signed by the parties to this Agreement.

               14.5 Assignment. This Agreement may not be assigned by the
                    -----------
Supplier without the written consent of HFM; provided, however, that the Supplier shall be entitled to assign this Agreement to any subsidiary of Supplier so long as the Supplier remains liable for the obligations of Supplier hereunder. Subject to the preceding sentence, this Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        14.6 Applicable Law. This Agreement shall be governed by, and construed
             ---------------
in accordance with, the laws of the State of Delaware.

        14.7 Force Majeure. Neither party shall be liable for defaults or delays
             --------------
or non-performance of any covenant, agreement, work, service, or other act required under this Agreement to be performed by such party, if such delay or hindrance is due to strikes, lockouts, failure of power or other utilities, injunction or other court or administrative order, governmental law or regulations which prevent or substantially interfere with the required performance, condemnations, riots, insurrections, martial law, civil commotion, war, fire, flood, earthquake., or other casualty, acts of God, or other causes not within the control of such party. The performance of any covenant, agreement, work, service, or other act shall be excused for the period of delay and the period for the performance of the same shall be extended by such period.

        14.9 Remedies. No right, remedy or election given by any
             ---------
term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity. Except for third party claims described in Section 13 hereof, the sole remedy available to a non-breaching party arising from the breach of this Agreement shall be termination of this Agreement and recovery of any out-of-pocket expenses of the non-breaching party, after reasonable mitigation of damages. Other than for damages or claims as relate to injury, illness and/or death caused, in whole or in part, by contact with, use and/or consumption of the Products, in no event shall any party be liable for consequential damages, lost profits, punitive damages or other speculative damages.

        14.10 Notices. All notices, demands, requests or other communications
              -------
that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by a reputable overnight courier service or by hand delivery or facsimile transmission, addressed as follows:

                (i)  If to HFM:
                      1180 Upper Hembree Road
                      Roswell, Georgia 30076
                      Attn:  President
                      Fax:    770-664-4920

                      with a copy to:
                      Alston & Bird LLP
                      One Atlantic Center
                      1201 West Peachtree Street
                      Atlanta, Georgia  30309
                      Fax:  404-881-7777
                      Attn:  John L. Latham, Esq.

                (ii) If to Purchaser:  601 N. Lamar Blvd., Suite 300
                      Austin, Texas  78703
                Attn:  Chief Financial Officer

                     with a copy to:

                     Hallett & Perrin
                     717 N. Harwood, 14/th/ Floor
                     Dallas, Texas 75201
                     Attn:  Bruce H. Hallett
                     Fax: 214-953-0576


Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served, or sent. Each notice, demand, request or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, fax confirmation sheet or the affidavit of courier or messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


            [new name]               [WHOLE FOODS MARKET GROUP, INC.]


            By___________________    By_____________________________

            Name_________________    Name___________________________

            Title__________________  Title___________________________

                                                                       Exhibit C

                               LICENSE AGREEMENT

     This License Agreement ("Agreement") is made effective as of this ____ day of __________, 2001, by and between Whole Foods Market IP, Inc., a Delaware corporation ("Licensor"), and [new name of Seller], a Georgia corporation ("Licensee").

     WHEREAS, an affiliate of Licensor has purchased certain assets of Licensee, including intellectual property assets, as further described in that certain Asset Purchase Agreement, dated as of August 9, 2001 (the "Purchase Agreement"); and

     WHEREAS, the assets purchased by Licensor under the Purchase Agreement do not include six small format "Harry's in a Hurry" retail food stores (the "Excluded Stores"); and

     WHEREAS, in order to operate, expand, sell, transfer or otherwise dispose of the Excluded Stores, Licensee will require the use of the trademarks, service marks, logos, copyrights, proprietary information and similar intellectual property described on Schedule I hereto (collectively, the "Licensed Marks"), all of which has been assigned by Licensor's affiliate to Licensor; and

     WHEREAS, the Purchase Agreement contemplates that the parties will enter into this Agreement as a condition precedent to the closing of the transactions contemplated thereunder;

     Now, therefore, in consideration of the mutual agreements herein contained, it is agreed as follows:

1.   SCOPE OF LICENSE
     ----------------

     1.1.   Grant.  Subject to Section 1.2, Licensor hereby grants to Licensee a
            -----
fully paid, royalty free right and license to use the Licensed Marks throughout the world in connection with (a) the advertising, promotion, franchising and day-to-day operation of the Excluded Stores and any new retail locations operated by Licensee or any sublicense or franchisee in the same or substantially similar manner and format as the Excluded Stores (the "New Stores", together with the Excluded Stores, the "Licensee Stores"), (b) services utilizing the Licensed Marks and provided by Licensee in connection with the operation of the Licensee Stores ("Services"), and (c) goods utilizing the Licensed Marks and manufactured or sold by Licensee in connection with the operation of the Licensee Stores ("Goods") (collectively, the "License").

     1.2.   Use by Licensor.  Licensee understands and acknowledges that,
            ---------------
pursuant to the Purchase Agreement, Licensor has purchased intellectual property assets (such as the

"Harry's Farmers Market" tradename) that are similar to the Licensed Marks and intends to use such intellectual property assets in the operation of Licensor's business. Licensor hereby represents that it will not use the specific "Harry's in a Hurry" tradename in its business or on or in connection with the operation of a retail food store located within one hundred (100) miles of any existing Licensee Store. Except as aforesaid, nothing herein is intended to restrict in any manner the operation of Licensor's business.

     1.3.  Sublicensing and Assignment Prohibited.
           --------------------------------------

           (a) Subject to paragraph 1.3(b) below, the License is personal to Licensee, and Licensee shall have no right to assign the license granted hereunder to any person or entity.

           (b) Notwithstanding paragraph 1.3(a) above, the transfer of the License in conjunction with the transfer of the Licensee Stores, all or substantially all of assets of the Licensee Stores (or such of the Licensee Stores which have not been, or not scheduled to be, closed), or of the capital stock of Licensee shall not be deemed to be in violation of this
     Section 1.3; provided, that the transferee of the License shall have agreed to be bound by the terms and provisions of this Agreement.

2.   LICENSEE OPERATIONS
     -------------------

     2.1.  General.  Licensee will conduct its operations of the Licensee
           -------
Stores in a manner such that it will not detract from nor bring into disrepute the Licensed Marks and the goodwill associated with the Licensed Marks. Except as specifically provided herein, nothing in this Agreement or the License granted herein shall be construed to limit the types of Goods and Services offered by Licensee in connection with its operation of the Licensee Stores; provided, however, Licensee's offering of Goods and Services not offered through the Licensee Stores as of the date of this Agreement shall not materially breach the terms of this Agreement.

     2.2.  No Relationship to Licensor's Business.  Licensee shall not indicate
           --------------------------------------
to customers, vendors or other third parties that it is under common ownership or operation with the business operated by Licensor. Further, Licensee will ensure that Licensor does not become subject to any claims arising from Licensee's operation of, and use of the Licensed Marks in, the Licensee Stores.

     2.3.  Product Quality.  Licensee agrees that its Services and Goods shall
           ---------------
be of such high standards and quality as to protect and enhance the prestige of the Licensed Marks and the goodwill pertaining thereto; that such Services and Goods shall be manufactured, packaged, offered, provided, performed, sold and distributed in accordance with all applicable, federal, state and local laws and regulations; and that the policy of performance of such Services and of completion and delivery of such Goods by Licensee shall be one requiring high standards and shall in no manner reflect adversely upon the goodwill of the Licensed Marks. Licensor acknowledges that Licensee's current operation of the Licensee Stores meets the requirements of this Section 2.3.

     2.4.   Quality Control. If Licensor determines in good faith that Licensee
            ---------------
has failed to meet the quality control standards and procedures described in
Section 2.3, then Licensor shall furnish Licensee written notice specifying in reasonable detail the respects in which Licensee has failed, and if reasonably necessary, specifying steps to be taken to cure the failure. Licensee shall, upon receipt of such notification from Licensor, immediately commence, and thereafter diligently pursue, curing any default with respect to the quality control standards and procedures and shall achieve the cure within a reasonable time.

3.   NAMES AND TRADEMARKS
     --------------------

     3.1.   Permitted Use by Licensee.  Licensee agrees to use the Licensed
            -------------------------
Marks strictly in accordance with the terms of this Agreement. Licensee further agrees to comply with any reasonable requirements or instructions of Licensor (which shall be no more onerous on Licensee than the business policies and practices applicable to Licensor itself) regarding the use of the Licensed Marks which Licensor reasonably and in good faith deems to be necessary to preserve its proprietary interest therein or the goodwill associated therewith.

     3.2.   No Acquisition of Rights.  Except as expressly provided by this
            ------------------------
Agreement, Licensee agrees it shall acquire no right, title or interest to the Licensed Marks, or the goodwill of Licensor associated therewith and all goodwill arising out of Licensee's use of the Licensed Marks will inure to the benefit of Licensor. The aforesaid shall not derogate from any goodwill developed or achieved by the Licensee on its own in the Licensee Stores.

     3.3.   Registration of Licensed Marks.  Licensor makes no representation or
            ------------------------------
warranty that the Licensed Marks are valid or validly registered in the United States or any state thereof. Licensee agrees to assist Licensor, at Licensor's sole cost and expense, to the extent reasonably necessary, in the procurement of any protection or to protect any of Licensor's rights in and to the Licensed Marks. At Licensor's expense and sole discretion, Licensor shall undertake to register the Licensed Marks in any state or country where the Goods and Services are sold or may be sold in the future or where such registration may provide some benefit to Licensor; and Licensor shall not be liable hereunder for any failure to so register, or renew the registration of, the Licensed Marks. Licensee shall supply Licensor with such information as Licensor may reasonably request to aid Licensor in the acquisition, maintenance and renewal of applications and registrations of the Licensed Marks, or in furtherance of any other purpose related to the acquisition, preservation or protection of the Licensed Marks.

     3.4. Policing of Licensed Marks.  Licensee shall promptly give notice to
          --------------------------
Licensor in the event it becomes aware of any third party that is infringing, misusing or otherwise violating any of the Licensed Marks or Licensor's rights therein, or that Licensee believes is or may be infringing, diluting, or otherwise derogating the Licensed Marks or Licensor's rights therein. Licensor shall have the right (but not the obligation) to take whatever action it deems appropriate, including the institution of any action or proceeding against such third party or otherwise, to obtain a discontinuance of such use. If Licensor exercises its right to take such action, Licensor shall pay its own expenses and retain any costs or damages awarded to it therein. If Licensor elects in its discretion not to proceed to take action against such third party, or fails to take any action within 30 days of its receipt of Licensee's notice of such third party's conduct, then Licensee may, at its own expense, take whatever action Licensee, in its sole discretion, deems to be necessary and appropriate, provided that such action does not jeopardize the Licensed Marks or Licensor's rights therein. Licensee and Licensor agree to cooperate with each other in all respects and to provide each other with all assistance requested by the other with respect to all such actions.

     3.5. Infringement of Other Marks by Licensee.  Licensee shall promptly
          ---------------------------------------
notify Licensor in writing in the event that Licensee becomes aware of any pending or threatened claim that use of the Licensed Marks by Licensee infringes the rights of others, or of the institution of any action or proceeding against Licensee or otherwise arising out of the use of the Licensed Marks by Licensee. Licensor shall have the right (but not the obligation), upon written notification to Licensee within 30 days of receipt of Licensee's notification to Licensor of such infringement claim (unless a shorter time frame is required by law), to take charge of the defense of any such claim, action or proceeding (and of any negotiations for the settlement thereof). If Licensor declines, or fails to respond within 30 days after receipt of notification from Licensee (or such shorter time frame if required by law), to defend any such claim, action or proceeding, Licensee may do so. Licensor and Licensee each shall pay their own expenses and retain any costs or damages awarded to each in any such claim, action or proceeding. Licensor shall not make any settlement of any such claim, action or proceeding, brought against Licensee involving a monetary payment by Licensee without the consent in writing by Licensee. Licensor shall not be liable in any event to Licensee in respect of any damages assessed or asserted against Licensee in, or any liability incurred by or imposed upon Licensee in connection with, any such claim, action or proceeding. Licensor and Licensee agree to cooperate with each other in all respects in any such claim, action or proceeding.

4.   RELATIONSHIP OF PARTIES
     -----------------------

     4.1. Licensor/Licensee.  The Licensee acknowledges that the only
          -----------------
relationship established by this Agreement is that solely of licensor and licensee, and the parties hereby confirm that this Agreement is not intended to constitute and shall not be construed as constituting a partnership or joint venture. Neither party shall be an agent of the other for any purpose whatsoever. Neither party shall have any right or authority, either express, implied, or apparent, to act on behalf of the other in any other manner whatsoever, and shall not hold itself out as such or otherwise take action which might tend to create an agency or partnership relationship between Licensor and Licensee or any other relationship other than that established by this Agreement. Licensee shall use its own name in obtaining or when executing contracts or making purchases, so that the transaction shall clearly indicate that Licensee is not acting for Licensor.

     4.2. Licensee's Responsibilities.  Licensee acknowledges that it is fully
          ---------------------------
responsible for all the debts and obligations of the Licensee Stores and Licensor shall not be liable for any of the debts or obligations of Licensee's business. Licensor makes no representation as to the value of the Licensed Marks.

5.   TERM; TERMINATION.  This Agreement shall commence on the date first set
     -----------------
forth above and shall continue until a termination event occurs in accordance with the following provisions:

     5.1. Termination for Cause.  Licensor and Licensee shall each have the
          ---------------------
right to terminate this Agreement upon notice in writing to the other party if such other party defaults in the performance of any of the substantial provisions made hereunder and, in the case of a default which can be remedied, such other party shall not have either (i) remedied such default to the satisfaction of the party not in default within 30 days after written demand by such party or (ii) promptly after written demand by such party, commenced efforts to remedy such default, continuously and diligently maintained such efforts, and remedied such default to the satisfaction of such non-defaulting party as soon as practicable but in no event later than 90 days after such demand by such non-defaulting party.

     5.2. Termination by Default Without Prejudice.  Any termination pursuant
          ----------------------------------------
to Section 5.1 above shall be without prejudice to any other rights or remedies which Licensor or Licensee may have in respect to any default by the other party. Waiver by Licensor or Licensee of any particular default by the other party shall not affect or impair the non-defaulting party's right in respect to any subsequent default of the same or a different kind; nor shall any delay or omission of Licensor or Licensee to exercise any right arising from any default affect or impair Licensor or Licensee's right as to the same or any future default.

     5.3. Surrender of License.  Licensee may terminate this Agreement at any
          --------------------
time upon 10 days prior written notice to Licensor. Upon the closure of all of the Licensee Stores, Licensee shall be deemed to have terminated this Agreement. Any termination of this Agreement pursuant to this Section 5.3 shall be without liability to Licensor or

Licensee, except with respect to any breach by either party of the remaining terms of this Agreement.

     5.4. Obligation of Licensee upon Termination.  Upon the termination of
          ---------------------------------------
this Agreement, Licensee shall immediately and permanently cease to use in any manner whatsoever the Licensed Marks and all advertising materials, displays, stationery, forms and other manifestations of the Licensed Marks.

6.   GENERAL PROVISIONS
     ------------------

     6.1. Assignment by Licensee.  Except as set forth in Section 1.3(b), unless
          ----------------------
the prior written consent of the Licensor is obtained, which consent shall not be unreasonably withheld, conditioned or delayed, Licensee will not assign any of its rights or obligations under this Agreement to any third party.

     6.2. Notice.  Any notice, demand or other communication required or
          ------
permitted to be given by the terms of this Agreement to any parties shall be in writing and be deemed sufficiently given if sent by telecopy to the addressee or by any nationally recognized "next day" delivery service, in each case to the notice addresses set forth in the Purchase Agreement. Any such notice or other document shall be deemed to have been given to and received by the party to whom it was sent on the first to occur of (i) the date of confirmation of the receipt of such telecopy or (ii) the date of such delivery by such courier service. The notice addresses may be changed from time to time by notice in writing in accordance herewith.

     6.3. Severability.  If any provision of this Agreement is declared invalid
          ------------
for any reason, such invalidity shall apply to the extent of the prohibition without in any way invalidating or affecting the remaining provisions of the Agreement.

     6.4. Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, to the jurisdiction of which the parties hereto agree to submit.

     6.5. Entire Agreement.  This Agreement contains the entire agreement
          ----------------
between the parties hereto and there are no representations, inducements, promises, agreements, arrangements, undertakings, oral or written, between the parties hereto other than those set forth expressly herein or in any document referred to herein or duly executed by both parties hereto.

     6.6. Benefit.  This Agreement shall inure to the benefit of and be
          -------
binding upon the permitted successors and assigns of the parties hereto.

     6.7  Confidentiality.  Each party acknowledges that during the course of
          ---------------
carrying out this Agreement, it may receive confidential and proprietary information related to the other party's business, including, without limitation, the Licensed Marks, as set forth on Schedule I ("Confidential
                                                             ------------
Information"). Confidential Information includes any information, designs, data
-----------
or know-how that a party has designated as proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought to be treated as proprietary and/or confidential; provided, however, that any information which is otherwise in the public domain shall not be deemed confidential. Each party acknowledges that such Confidential Information is the sole and exclusive property of the other party and undertakes to retain in confidence all Confidential Information. Each party's obligations under this
Section 6.7 shall survive expiration or termination of this Agreement and any amendments thereto.


                        (Signatures on following page)

     IN WITNESS WHEREOF, the parties have signed this Agreement the day and year first above written.


                                   Whole Foods Market IP, Inc.


                                   By: _________________________________
                                   Name: _______________________________
                                   Title: ______________________________


                                   [Licensee]

                                   By: _________________________________
                                   Name: _______________________________
                                   Title: ______________________________

                                                                       Exhibit D

                               ESCROW AGREEMENT

     THIS ESCROW AGREEMENT, dated as of __________, 2001 ("Agreement"), is by and among Harry's Farmers Market, Inc., a Georgia corporation ("Seller"), Karalea, Inc., a Georgia corporation ("Karalea"), Marthasville Trading Company, a Georgia corporation ("Marthasville, and together with Parent and Karalea, the "Seller"), Whole Foods Market Group, Inc., a Delaware corporation ("Purchaser"), and Chicago Title Insurance Company ("Escrow Agent").

     WHEREAS, Purchaser and Seller are parties to that certain Asset Purchase Agreement, dated as of August 9, 2001 (the "Purchase Agreement") (capitalized terms not otherwise defined herein having the respective meanings set forth in the Purchase Agreement); and

     WHEREAS, the parties to the Purchase Agreement have agreed to segregate from the Purchase Price, and deposit hereunder, the sum of $1,000,000 (the "Escrowed Funds"); and

     In consideration of the mutual covenants and agreements contained herein and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1.   Appointment of Escrow Agent and Deposit of Escrowed Funds. Purchaser
          ---------------------------------------------------------
and Seller hereby appoint and designate the Escrow Agent as the Escrow Agent hereunder, and the Escrow Agent hereby accepts such appointment and agrees to serve hereunder for the purposes and on the terms set forth herein. Purchaser hereby deposits the Escrowed Funds with the Escrow Agent. The Escrow Agent shall receive, hold and deliver the Escrowed Funds as provided for herein. Such funds shall be invested in money market and similar liquid investments, as directed by Seller, and the interest earned thereon shall be distributed to Seller no less frequently than quarterly.

     2.   Liabilities Covered.  The deposit of the Escrowed Funds with the
          -------------------
Escrow Agent has been made solely for the purpose of funding, to the extent of the Escrowed Funds, (i) Seller's obligation to pay a deficiency in Net Working Capital as described in Section 2.2 of the Purchase Agreement, (ii) Seller's obligations to pay any prorated amounts not paid by Seller at Closing or within the applicable time periods for payment after Closing in accordance with the provisions of Section 1.5 of the Purchase Agreement and (iii) the Seller's indemnification obligations under Section 8.1 of the Purchase Agreement. This funding obligation terminates on the date (the "Termination Date") that is the later of the following: (i) the 12 month anniversary of the Closing Date; or
(ii) with respect to any specific representation or warranty in the Purchase Agreement under which

Purchaser shall have made a claim for indemnification thereunder prior to the 12 month anniversary of the Closing Date and shall have provided notice of such claim to the Escrow Agent as provided in Section 3 hereof, the period of time beyond the 12 month anniversary of the Closing Date sufficient to completely and finally resolve the claim relating to such representation or warranty.

     3.   Disbursement of the Deposit.  The Escrow Agent shall disburse the
          ---------------------------
Escrowed Funds as follows:

          (a) Subject to the provisions of this Agreement, on the Termination Date, the Escrow Agent shall disburse to the Seller all of the Escrowed Funds minus the sum of (i) any amounts distributed to Purchaser pursuant to subsection 3(b) below or to the Seller pursuant to Section 4 below and (ii) any amounts with respect to which the Escrow Agent has received a written objection to disbursement from Purchaser or the Seller pursuant to subsection 3(b) below.

          (b) Purchaser or the Seller may deliver to the Escrow Agent written notice (the "Notice") requesting that the Escrow Agent pay all or a portion of the Escrowed Funds to Purchaser to satisfy a claim pursuant to Section
     8.1 of the Purchase Agreement. The Notice shall include an itemized statement setting forth the calculation of the dollar amount requested and a detailed statement of the basis of the alleged claim of loss. Purchaser or the Seller, as the case may be (the "Requesting Party"), shall send a copy of such Notice to the other (the "Receiving Party") simultaneously and by the same means of transmission which the Requesting Party provided the Notice to the Escrow Agent. If the Escrow Agent does not receive a written objection to the Notice from the Receiving Party prior to the 30th day following its receipt of the Notice, then, after confirming that the Receiving Party received the notice, the Escrow Agent shall disburse to the Requesting Party from the Escrowed Funds the amount provided in the Notice. If the Escrow Agent receives a written objection from the Receiving Party to the Notice prior to the 30th day, the provisions of Section 7 shall apply. No notice may be delivered to the Receiving Party or the Escrow Agent nor may any previously delivered notice be revised after the expiration of one year from the Closing Date.

     4.   Early Disbursement of Escrowed Funds.  On such date as the amount of
          ------------------------------------
Net Working Capital has been ultimately determined pursuant to Section 2.2 of the Purchase Agreement, Purchaser will instruct the Escrow Agent to disburse to the Seller, from the Escrowed Funds, the sum of $250,000 minus any amounts required to be paid to Purchaser pursuant to Section 1.5, if then applicable, and Section 2.2 of the Purchase Agreement; and the Seller will instruct the Escrow Agent to disburse to Purchaser the amounts required to be paid to Purchaser pursuant to Section 1.5, if then applicable, and Section 2.2 of the Purchase Agreement. If the amounts required to be paid to Purchaser pursuant to
Section 1.5 and 2.2 of the Purchase Agreement exceed $250,000, Seller will deposit funds to the

Escrow Agent equal to the amount of such excess.

     5.   Escrow Agent to Follow Instructions of Purchaser and Seller.  Any
          -----------------------------------------------------------
provision herein to the contrary notwithstanding, the Escrow Agent shall, at any time and from time to time, take such action hereunder with respect to the Escrowed Funds as shall be agreed to in writing by Purchaser and Seller.

     6.   Escrow Agent Duties.  Without in any way limiting any other
          -------------------
provision of this Agreement, it is expressly understood and agreed that the Escrow Agent shall be under no duty or obligation to give any notice, or to do or to omit the doing of any action with respect to the Escrowed Funds, except to make disbursements in accordance with the terms of this Agreement. The Escrow Agent shall not be liable for any error in judgment or any act or steps taken or permitted to be taken in good faith, or for any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for its own willful misconduct or gross negligence. The Escrow Agent shall not be required in any way to determine the validity or sufficiency, whether in form or substance, of any instrument, document, certificate, statement or notice referred to in this Agreement or contemplated hereby, or the identity or authority of the persons executing the same, and it shall be sufficient if any writing purporting to be such instrument, document, certificate, statement or notice is delivered to the Escrow Agent and purports to be correct in form and signed or otherwise executed by the party or parties required to sign or execute the same under this Agreement.

     7.   Controversy.  Should any other controversy arise between or among
          -----------
Purchaser and Seller, or any other person, firm or entity, with respect to this Agreement or the Escrowed Funds, or the Escrow Agent should be in doubt as to what action to take, the Escrow Agent shall have the right to (a) withhold delivery of the Escrowed Funds until the controversy is resolved, the conflicting demands are withdrawn or the doubt is resolved, or (b) institute a bill of interpleader in a court of applicable jurisdiction to determine the rights of the parties hereto. Should a bill of interpleader be instituted, or should the Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever on account of this Agreement or the Escrowed Funds, then as between themselves and the Escrow Agent, Purchaser and Seller will each pay to the Escrow Agent 50% of the reasonable attorneys' fees and any other disbursements, expenses, losses and damages of the Escrow Agent in connection with or which results from the threatened or actual litigation.

     8.   Indemnity.  Purchaser and Seller, jointly and severally, agree to
          ---------
indemnify the Escrow Agent against, and hold the Escrow Agent harmless from, any and all losses, costs, damages, expenses, claims and attorney's fees suffered or incurred by the Escrow Agent as a result of, in connection with or arising from or out of the acts or omissions of the Escrow Agent in performance of or pursuant to this Agreement, except such acts or omissions as may result from the Escrow Agent's willful misconduct or gross negligence.

Purchaser and Seller shall each be responsible for one-half of the payment of the Escrow Agent's customary fees and expenses charged in connection with the performance of its duties hereunder.

     9.   Resignation.  The Escrow Agent may resign upon ten days' prior written
          -----------
notice to Purchaser and Seller, and, upon joint instructions from Purchaser and Seller, shall deliver the Escrowed Funds to any designated substitute Escrow Agent selected by Purchaser and Seller. If Purchaser and Seller fail to designate a substitute Escrow Agent within ten days, the Escrow Agent may, at its sole discretion and its sole option, institute a bill of interpleader as contemplated by Section 7 hereof.

     10.  Escrow Agent's Fees and Expenses.  The reasonable compensation of
          --------------------------------
Escrow Agent as set forth on Schedule A hereto and all expenses, disbursements and advances (including reasonable attorneys' fees) incurred by Escrow Agent directly in connection with carrying out Escrow Agent's duties hereunder shall be divided equally between and paid equally by Seller and Purchaser.

     11.  Notices.  All notices, demands, requests or other communications
          -------
that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be sent or delivered to the applicable address below:

     If to Seller:

               [New Name of Company]

               ___________________________
               ___________________________
               Attn.: Harry A. Blazer
               Telephone: ________________
               Facsimile: ________________
               FEIN: _____________________

     with a copy (which shall not constitute notice) to:

               Alston & Bird LLP
               One Atlantic Center
               1201 West Peachtree Street
               Atlanta, Georgia 30309
               Attn.: John L. Latham, Esq.
               Telephone: (404) 881-7000
               Facsimile: (404) 881-7777

     If to Purchaser:

               Whole Foods Market Group, Inc.
               601 N. Lamar, Suite 300
               Austin, Texas 78703
               Attn.: Chief Financial Officer
               Telephone: 512-477-5566
               Facsimile: 512-477-1069
               FEIN: _____________________

     If to Escrow Agent:

               Chicago Title Insurance Company
               c/o Sultzky, Wolfe & Bailey, LLP

               ___________________________
               Attn.: ____________________
               Telephone: ________________
               Facsimile: ________________

     12.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

     13.  Entire Agreement.  This Agreement and any other documents executed or
          ----------------
delivered pursuant to this Agreement contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings, whether oral or written, among the parties with respect to such transactions. To the extent that the provisions of Section 1.5, 2.2 or 8 of the Purchase Agreement may be inconsistent with the provisions of this Agreement, the Purchase Agreement will control.

     14.  Amendment.  This Agreement may be amended only by a written
          ---------
instrument signed by the party against which enforcement of any waiver, change, modification, extension or discharge is sought.

     15.  Benefit and Assignment.  The rights and obligations of each party
          ----------------------
under this Agreement may not be assigned without the prior written consent of all other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     16.  Choice of Laws; Cumulative Rights.  This Agreement is to be governed
          ---------------------------------
by and construed in accordance with the laws of the State of [escrow agent domicile], and any disputes or controversies arising under this Agreement shall be resolved in a court of competent jurisdiction located in [escrow agent domicile], to which jurisdiction and venue the parties submit. All of the Escrow Agent's rights hereunder are cumulative of any other rights it may have by law or otherwise.

                        [Signatures on Following Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              Whole Foods Market Group, Inc.


                              By:___________________________
                              Name:_________________________
                              Title:________________________


                              Harry's Farmers Market, Inc.


                              By:___________________________
                              Name:_________________________
                              Title:________________________


                              Karalea, Inc.


                              By: __________________________
                              Name:_________________________
                              Title:________________________


                              Marthasville Trading Company


                              By: __________________________
                              Name:_________________________
                              Title:________________________


                              Chicago Title Insurance Company
                              By: Sultzky, Wolfe & Bailey, LLP, its agent

                              By:___________________________
                              Name:_________________________
                              Title:________________________

                                                                     Exhibit E-1

UPON RECORDING RETURN TO:

Gorsuch Kirgis LLP
Tower 1, Suite 1000
1515 Arapahoe Street
Denver, Colorado  80202
Attn.:  Karen Samuels Jones


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------
                              DISTRIBUTION CENTER
                              -------------------

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment"), is made as of ____________________, 2001 (the "Effective Date") by and between HARRY'S FARMERS MARKET, INC., a Georgia corporation (herein called "Seller"), and WHOLE FOODS MARKET GROUP, INC., a Delaware corporation (herein called ("Buyer").

                             W I T N E S S E T H:

     WHEREAS, in accordance with the terms of that certain Asset Purchase Agreement (the "Sale Agreement") dated as of August __, 2001 by and between
                --------------
Buyer and Seller, Seller agreed to assign to Buyer all of its right, title and interest in the Lease (as hereinafter defined), and Buyer agreed to accept such assignment and to assume from Seller certain liabilities, obligations and responsibilities of Seller on the terms and conditions herein contained.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.  Assignment. Seller hereby assigns, sets over and transfers to Buyer all
         ----------
of its right, title and interest in, to and under that certain Warehouse Lease dated March 16, 2000 (the "Lease") between Mimms Investments, a Georgia
                           -----
corporation and Seller on the terms and conditions of the Sale Agreement.

     2.  Assumption. Buyer hereby assumes all liabilities, obligations and
         ----------
responsibilities of Seller under the Lease arising or accruing under the Lease from and after the Effective Date on the terms and conditions of the Sale Agreement. Buyer does not assume any liabilities, obligations or responsibilities of Seller in respect of periods prior to the Effective Date hereof.

     3.  Miscellaneous. This Assignment and the obligations of the parties
         -------------
hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

     4.  Severability.  If any term or provision of this Assignment or the
         ------------
application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

     5.  Counterparts.  This Assignment may be executed in counterparts, each of
         ------------
which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

                       [SIGNATURES APPEAR ON NEXT PAGES]

  IN WITNESS WHEREOF, the undersigned have executed this Assignment as of date set forth above.

Signed, sealed and delivered in
the presence of:
                                            HARRY'S FARMERS MARKET, INC., a
                                            Georgia corporation [OPTION(C0BB):
___________________________                 KARALEA, INC., a  Georgia
Unofficial Witness                          corporation ENDOPTION]

___________________________                 By:________________________________
Notary Public                                  Name:___________________________
                                               Title:__________________________
              (NOTARY SEAL)

My Commission Expires:

___________________________


Signed, sealed and delivered
in the presence of:                         WHOLE FOODS MARKET GROUP, INC.,  a
                                            Delaware corporation
___________________________
Unofficial Witness
                                            By:________________________________
___________________________                    Name:___________________________
Notary Public                                  Title:__________________________

              (NOTARY SEAL)

My Commission Expires:

___________________________

                                                                     Exhibit E-2
UPON RECORDING RETURN TO:

Gorsuch Kirgis LLP
Tower 1, Suite 1000
1515 Arapahoe Street
Denver, Colorado  80202
Attn.:  Karen Samuels Jones


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------
                               PARKING LOT LEASE
                               -----------------

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment"), is made as of ____________________, 2001 ("Effective Date") by and between HARRY'S FARMERS MARKET, INC., a Georgia corporation (herein called "Seller"), and WHOLE FOODS MARKET GROUP, INC. (herein called ("Buyer").

                             W I T N E S S E T H:

     WHEREAS, in accordance with the terms of that certain Asset Purchase Agreement (the "Sale Agreement") dated as of August __, 2001 by and between Buyer and Seller, Seller agreed to assign to Buyer, all of the right, title interest, and Buyer agreed to accept such assignment and assume certain the liabilities, obligations and responsibilities of Seller on the terms and conditions herein contained.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.  Assignment. Seller hereby assigns, sets over and transfers to Buyer all
         ----------
of its right, title and interest in, to and under that certain Lease Agreement (Parking Lease) dated August 24, 1993 (the "Parking Lot Lease") between Georgia Power Company ("Landlord") and HFM, Inc., the predecessor in interest to Seller, on the terms and conditions of the Sale Agreement.

     2.  Assumption. Buyer hereby assumes all of the liabilities, obligations
         ----------
and responsibilities of Seller under the Parking Lot Lease arising or accruing under the Parking Lot Lease from and after the Effective Date on the terms and conditions of the Sale Agreement. Buyer does not assume any liabilities, obligations or responsibilities of Seller in respect of periods prior to the Effective Date hereof.

     3.  Not Used.

     4.  Miscellaneous. This Assignment and the obligations of the parties
         -------------
hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

     5.  Severability.  If any term or provision of this Assignment or the
         ------------
application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

     6.  Counterparts.  This Assignment may be executed in counterparts, each of
         ------------
which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

                          [SIGNATURES ON NEXT PAGES]

     IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first set forth hereinabove.


Signed, sealed and delivered in
the presence of:                           HARRY'S FARMERS MARKET, INC., a
                                           Georgia corporation
___________________________
Unofficial Witness                         By:________________________
                                              Name:___________________
___________________________                   Title:__________________
Notary Public

              (NOTARY SEAL)

My Commission Expires:

___________________________



Signed, sealed and delivered in the        WHOLE FOODS MARKET GROUP, INC., a
presence of:                               Delaware corporation

___________________________                By:________________________
Unofficial Witness                            Name:___________________
                                              Title:__________________
___________________________
Notary Public

              (NOTARY SEAL)

My Commission Expires:

___________________________

                                                                     Exhibit E-3


UPON RECORDING RETURN TO:

Gorsuch Kirgis LLP
--------------------------------------------------------
Tower 1, Suite 1000
--------------------------------------------------------
1515 Arapahoe Street
--------------------------------------------------------
Denver, CO  80202
--------------------------------------------------------
Attention:     Karen Samuels Jones, Esq.
--------------------------------------------------------

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------
                                DRIVEWAY LEASE
                                --------------

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment"), is made as of ____________________, 2001 ("Effective Date") by and between KARALEA, INC., a
Georgia corporation (herein called "Seller"), and       [entity to be created by
                                                  ------------------------------
Whole Foods Market Group, Inc.]      (herein called ("Buyer").
------------------------------------

                             W I T N E S S E T H:

     WHEREAS, in accordance with the terms of that certain Asset Purchase Agreement (the "Sale Agreement") dated as of August __, 2001 by and between Buyer and Seller, Seller agreed to assign to Buyer, all of the right, title interest, and Buyer agreed to accept such assignment and assume certain the liabilities, obligations and responsibilities of Seller on the terms and conditions herein contained.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.  Assignment. Seller hereby assigns, sets over and transfers to Buyer all
         ----------
of its right, title and interest in, to and under that certain Lease Agreement dated April 16, 1993 (the "Driveway Lease") between Michael O. Word ("Landlord") and MM Mooring #1, Corp., the predecessor in interest to Seller, including, without limitation, Seller's option to purchase contained in the Driveway Lease, on the terms and conditions of the Sale Agreement.

     2.  Assumption.  Buyer hereby assumes all of the liabilities, obligations
         ----------
and responsibilities of Seller under the Driveway Lease arising or accruing under the Driveway Lease from and after the Effective Date on the terms and conditions of the Sale Agreement. Buyer does not assume any liabilities, obligations or responsibilities of Seller in respect of periods prior to the Effective Date hereof.

     3.  Miscellaneous. This Assignment and the obligations of the parties
         -------------
hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

     4.  Severability.  If any term or provision of this Assignment or the
         ------------
application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

     5.  Counterparts.  This Assignment may be executed in counterparts, each of
         ------------
which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.



                          [SIGNATURES ON NEXT PAGES]

     IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first set forth hereinabove.

Signed, sealed and delivered in the
presence of:                                KARALEA, INC., a Georgia
                                            corporation
______________________________
Unofficial Witness                          By: _________________________
                                               Name: ____________________
______________________________                 Title: ___________________
Notary Public

                 (NOTARY SEAL)

My Commission Expires:

______________________________


Signed, sealed and delivered in the         [entity to be created by Whole
presence of:                                Foods Group, Inc.]

______________________________              By: _________________________
Unofficial Witness                             Name: ____________________
                                               Title: ___________________
______________________________
Notary Public

                 (NOTARY SEAL)

My Commission Expires:

______________________________

                                                                       Exhibit F

                      ASSIGNMENT AND ASSUMPTION OF LEASES
                      -----------------------------------
                          [Cobb and Gwinnett Leases]

     THIS ASSIGNMENT AND ASSUMPTION OF LEASES ("Assignment") dated as of ________________________, 2001 ("Effective Date"), is entered into by and between HARRY'S FARMERS MARKET, a Georgia corporation ("Harry's") and KARALEA, INC., a Georgia corporation ("Karalea") (Harry's and Karalea are collectively referred to as "Seller") and (entity created by Whole Foods Market Group to own real property) , a ____________ corporation ("WFM").

                                    Recitals
                                    --------

     In accordance with the terms of that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of August __, 2001 by and between Whole Foods Market Group, Inc. and Seller, Seller, as their individual interests appear of record, has or will simultaneously with the execution and delivery of this Assignment sell and transfer to WFM fee simple title to the real property described in Exhibits A-1 and A-2 attached hereto and by this reference made a
             --------------------
part hereof (Exhibit A-1 is hereinafter referred to as the "Cobb Property" and Exhibit A-2 is hereinafter referred to as the "Gwinnett Property").

     Certain improvements have been constructed on the Cobb Property and Gwinnett Property (the "Improvements").

     The rental agreements and leases of portions of the Improvements that are currently outstanding are listed on Exhibits B-1 and B-2 attached hereto and by
                                    --------------------
this reference made a part hereof. The rental agreements and leases listed on Exhibit B-1 relate to the Cobb Property ("Cobb Leases") and on Exhibit B-2 relate to the Gwinnett Property ("Gwinnett Leases").

     Seller desires to assign its interest in the Cobb Leases and Gwinnett Leases to WFM and WFM desires to accept the assignment thereof and assume certain obligations hereunder on the terms and conditions herein contained.

                                   Covenants
                                   ---------
     NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

     1. Assignment. Seller hereby assigns, sets over and transfers to WFM all of
        ----------
Seller's right, title and interest in and to the following:

          (a) All of the Cobb Leases and Gwinnett Leases described on Exhibits
                                                                      --------
          B-1 and B-2, including any extensions, renewals, amendments and
          -----------
          modifications of the Cobb Leases and Gwinnett Leases as described on Exhibits B-1 and B-2;
          --------------------
          (b) All deposits made by lessees pursuant to the Cobb Leases and Gwinnett Leases, including but not limited to security deposits, cleaning deposits, key deposits, damage deposits, prepaid rent, and utility deposits as described on Exhibits B-1 and B-2;
                                           --------------------
          (c) All guaranties of the lessees' obligations under any of the Cobb Leases and Gwinnett Leases and all extensions, renewals, amendments and modifications of such guaranties;

     2. WFM's Assumption. WFM hereby assumes all of the landlord's or lessor's
        ----------------
obligations under the Cobb Leases or Gwinnett Leases to the extent that such obligations arise after the Effective Date. Buyer does not assume any liabilities, obligations or responsibilities of Seller in respect of periods prior to the Effective Date hereof.

     3. Miscellaneous. This Assignment and the obligations of the parties
        -------------
hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

     4. Severability. If any term or provision of this Assignment or the
        ------------
application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

     5. Counterparts. This Assignment may be executed in counterparts, each of
        ------------
which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first set forth hereinabove. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

                                       SELLER:

                                       HARRY'S FARMERS MARKET,
                                       a Georgia corporation


                                       By: ______________________________
                                       Name: ____________________________
                                       Title: ___________________________

                                       KARALEA, INC.,
                                       a Georgia corporation


                                       By: ______________________________
                                       Name: ____________________________
                                       Title: ___________________________

                                       WFM:

                                       (entity created by Whole Foods
                                       ------------------------------
                                       Market Group to own real property),
                                       ----------------------------------
                                       a _______________ corporation



                                       By: ______________________________
                                       Name: ____________________________
                                       Title: ___________________________

                                                                       Exhibit G

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------
                              (Assumed Contracts)

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is executed and delivered as of ______________, 2001 ("Effective Date") by and between HARRY'S FARMERS MARKET, INC. and KARALEA, INC. (collectively "Seller") and WHOLE FOODS MARKET GROUP, INC. ("Buyer").

                                    Recitals
                                    --------

     A. In accordance with the terms of that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of August __, 2001 by and between Seller and Buyer, Seller, as their individual interests appear of record, has or will simultaneously with the execution and delivery of this Agreement sell and transfer to Buyer certain assets described in the Asset Purchase Agreement. Capitalized terms not specifically defined herein shall have the meanings ascribed in the Asset Purchase Agreement.

     B. Pursuant to the Asset Purchase Agreement, Buyer agreed to assume certain specified contractual liabilities of Seller from and after the Effective Date hereof on the terms and conditions herein contained.

                                   COVENANTS
                                   ---------

     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1.  Assignment.  Seller hereby assigns to Buyer all of its right, title and
         ----------
interest in and to the agreements, leases and contracts listed on Exhibit A attached hereto and incorporated by this reference (the "Assumed Contracts") on the terms and conditions of the Asset Purchase Agreement.

     2.  Assumption.  Buyer hereby assumes, in the name, place and stead of
         ----------
Seller, the full observance and performance of each and every term, covenant and condition of the Assumed Contracts to the extent that the same accrue and fall due in respect of periods on and after the Effective Date hereof. Buyer does not assume any obligation or liability of Seller in respect of periods prior to the Effective Date hereof or for any Assumed Contracts as they relate to the Excluded Assets described in the Asset Purchase Agreement.

     3.  Miscellaneous. This Agreement and the obligations of the parties
         -------------
hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

     4.  Severability.  If any term or provision of this Agreement or
         ------------
the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     5.  Counterparts.  This Agreement may be executed in counterparts, each of
         ------------
which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.


                        [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:


HARRY'S FARMERS MARKET, INC.


By: ______________________________________
Name: ____________________________________
Title: ___________________________________


KARALEA, INC.


By: ______________________________________
Name: ____________________________________
Title: ___________________________________

BUYER:

WHOLE FOODS MARKET GROUP, INC.


By: ______________________________________
Name: ____________________________________
Title: ___________________________________

                                                                       Exhibit H

                    ASSIGNMENT OF OTHER ASSUMED LIABILITIES
                    ---------------------------------------

     THIS ASSIGNMENT OF OTHER ASSUMED LIABILITIES ("Assignment") dated ____________, 2001 ("Effective Date") is by and between HARRY'S FARMERS MARKET, INC. and KARALEA, INC. (collectively "Seller") and WHOLE FOODS MARKET GROUP, INC. ("Buyer").

                                   Recitals
                                   --------

     A. In accordance with the terms of that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of August __, 2001 by and between Seller and Buyer, Seller, as their individual interests appear of record, has or will simultaneously with the execution and delivery of this Agreement sell and transfer to Buyer certain assets described in the Asset Purchase Agreement. Capitalized terms not specifically defined herein shall have the meanings ascribed in the Asset Purchase Agreement.

     B. Pursuant to the Asset Purchase Agreement, Buyer agreed to assume certain Assumed Liabilities (as defined below) from Seller from and after the Effective Date hereof on the terms and conditions herein contained.

                                   COVENANTS
                                   ---------

     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1.  Assignment and Assumption.  Effective as of the Effective Date, Seller
         -------------------------
hereby assigns to Buyer, and Buyer hereby accepts and assumes from Seller, all of its right, title and interest in and to certain Assumed Liabilities other than the Leased Real Estate, Cobb Leases and the Assumed Contracts, as specified in the Asset Purchase Agreement on the terms and conditions of the Asset Purchase Agreement. Buyer does not assume any liabilities, obligations or responsibilities of Seller in respect of periods prior to the Effective Date hereof.

     2.  Miscellaneous. This Assignment and the obligations of the parties
         -------------
hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

     3.  Severability.  If any term or provision of this Assignment or the
         ------------
application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

     4.  Counterparts.  This Assignment may be executed in counterparts, each of
         ------------
which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.


                        [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

SELLER:

HARRY'S FARMERS MARKET, INC.


By: ______________________________________
Name: ____________________________________
Title: ___________________________________


KARALEA, INC.


By: ______________________________________
Name: ____________________________________
Title: ___________________________________


BUYER:

WHOLE FOODS MARKET GROUP, INC.



By: ______________________________________
Name: ____________________________________
Title: ___________________________________

                                                                       Exhibit I


                    CONSULTING AND NONCOMPETITION AGREEMENT

     THIS CONSULTING AND NONCOMPETITION AGREEMENT, dated as of _______________, 2001 ("Agreement"), is by and between Whole Foods Market Group, Inc., a Delaware corporation ("Purchaser"), and Harry A. Blazer, a resident of Georgia (the "Stockholder").

     WHEREAS, on the date hereof, the Purchaser and/or its affiliate is acquiring certain assets of the business of Harry's Farmers Market, Inc. and its subsidiaries ("Seller"), of which the Stockholder is a principal stockholder, pursuant to the terms of that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of ___________________, 2001; and

     WHEREAS, Purchaser desires to retain the services of Stockholder as a consultant in connection with Purchaser's operating of the business to be acquired pursuant to the Asset Purchase Agreement; and

     WHEREAS, Stockholder's entering into this Agreement is a condition precedent to Purchaser's obligation to consummate the transactions contemplated by the Asset Purchase Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement do covenant and agree as follows:

     1.   Transition Consulting Services. Purchaser hereby engages Stockholder
          ------------------------------
to provide certain consulting and advisory services to Purchaser and/or its affiliates regarding the integration of the assets acquired by Purchaser pursuant to the Asset Purchase Agreement.

Stockholder is an independent contractor rather than an employee or agent of Purchaser. Stockholder hereby accepts and agrees to such engagement.

     2.   Term.  The Term of this Agreement shall begin on the date set forth
          ----
above (the "Effective Date") and shall continue until the fifth anniversary of the Effective Date.

     3.   Compensation.  Purchaser shall pay Stockholder the total sum of One
          ------------
Million Two Hundred Fifty Thousand Dollars ($1,250,000.00), in exchange for the services to be performed hereunder and Stockholder's covenants as set forth herein. Such payment shall be made in five (5) equal installments in accordance with the following schedule:

     $250,000.00 payable within thirty (30) days of the Effective Date $250,000.00 payable on the first anniversary of the Effective Date $250,000.00 payable on the second anniversary of the Effective Date $250,000.00 payable on the third anniversary of the Effective Date $250,000.00 payable on the fourth anniversary of the Effective Date

     4.   Tax Reporting.  Purchaser shall file annually an Internal Revenue
          -------------
Service Form 1099-MISC with respect to the Stockholder which shall report the amount of compensation paid by Purchaser to the Stockholder for services rendered hereunder. The Stockholder shall be responsible for filing any and all other required state or federal income and self-employment tax returns with respect to the compensation paid to Stockholder under this Agreement. Stockholder understands and agrees that Purchaser will make no deductions from Stockholder's compensation for federal or state tax withholdings, social security, unemployment, worker's compensation or disability insurance. Stockholder further understands that, as a self-employed individual, he is not eligible to participate in Purchaser's insurance, vacation, pension retirement or other benefit plans based on services performed pursuant to this Agreement.

     5.   Manner of Service. Purchaser and Stockholder hereby agree that, during
          -----------------
the Term of this Agreement, Stockholder shall make himself available to render a maximum of ten (10) hours of consulting services per week for a total number of hours each year in accordance with the following schedule:

          Year One            500 hours per year
          Year Two            400 hours per year
          Year Three          300 hours per year
          Year Four           200 hours per year
          Year Five           100 hours per year

     Purchaser and Stockholder shall mutually agree upon the time, manner and method of the performance of Stockholder's services; provided, however, that, after the first month of the term of this Agreement, Stockholder shall not be required to render consulting services at any specific location or to consult for more than ten (10) hours per week. In the event that at any time after the first month of the term of this Agreement, Stockholder agrees to render consulting services at locations selected by Purchaser or consult for more than the maximum of ten (10) hours per week, Stockholder shall be entitled to such additional compensation and expense reimbursement or advancement, as may be mutually agreed to by Purchaser and Stockholder on a case-by-case basis. Notwithstanding the foregoing, Stockholder will be available to provide consulting services in Atlanta, on reasonable notice from Purchaser for the first month of the term of this Agreement. Further, it is understood and agreed by the parties that Stockholder makes no warranty or representation regarding the value of the consulting services to be rendered by him pursuant to this Agreement and in no event shall the Stockholder be liable for any action or omission of the Stockholder made in good faith in the performance of such consulting services. Accordingly, in no event shall the damages recoverable by Purchaser from Stockholder for a breach of this Section 5 exceed the amount of consideration to be paid to Stockholder by Purchaser pursuant to Section 3 above. In like fashion any damages recoverable by Stockholder from Purchaser for non-payment under paragraph 3 above shall be limited to the unpaid amount, plus interest as allowed by law.

     6.   Noncompete.  Stockholder agrees that during the Term of this
          ----------
Agreement, Stockholder shall not directly or indirectly engage in, consult with, own, operate, or invest in any business (other than as a holder of not more than one percent (1%) of the capital stock of a publicly held corporation) which (A)
(i) owns or operates a supermarket, farmers market or natural food store or (ii) owns or operates any business engaged in the retail sale of food products or
(iii) acquires real estate for purposes of (i) or (ii) above, and which (B) are located (i) in the Atlanta metropolitan area, (ii) within thirty (30) miles of a Whole Foods Market store (including the announced site of any future store) existing as of the date of determination or (iii) in any of the metropolitan areas set forth on Annex A. (The "date of determination" means the first date
                   -------
on which Stockholder commences an activity covered by this paragraph 6 of the Agreement.) Notwithstanding the foregoing, the restrictions of this paragraph 6 shall not apply to "restaurants" (defined as establishments engaged primarily in the sale of ready to eat foods), the Hurry Stores (defined below) nor shall they preclude Stockholder from consulting for, (a) small format (i.e., less than 10,000 square feet of selling space) retail food stores which (i) are not principally "natural foods stores" and (ii) are not beneficially owned or controlled by entities which operate supermarkets or (b) large format retail food stores solely operated outside the United States during the term of this Agreement.

     7.   Hurry Stores.  Stockholder is expressly entitled to directly or
          ------------
indirectly operate or cause Seller to continue to operate the "Excluded

Stores," as defined in the Asset Purchase Agreement, in the manner contemplated by the Asset Purchase Agreement, and any expansion in the number of the "Harry's in a Hurry" concept stores, provided the retail selling space of any new stores does not exceed ten thousand (10,000) square feet at any given location (the Excluded Stores and any expansion stores will be collectively referred to as "Hurry Stores"). Stockholder shall be entitled to use the Intangible Personal Property, as defined in the Asset Purchase Agreement, and the Licensed Marks, as defined in that certain License Agreement of even date hereof, between Whole Foods IP, Inc. and Newco (f/k/a Harry's Farmers Market, Inc.) in the operation of the Hurry Stores so long as the stores are either owned (i) by Harry's Farmers Market, Inc. or (ii) by any transferree or successor of the Hurry's Stores in which Harry Blazer has an equity interest.

     8.   Injunctive Relief.  The Stockholder acknowledges that compliance with
          -----------------
the provisions of Section 6 is necessary to protect the goodwill and other proprietary rights of the Purchaser and that failure to comply with such provisions will result in irreparable and continuing damage to the Purchaser for which there would be no adequate remedy at law. In the event that the Stockholder shall fail to comply with such provisions, the Purchaser and its successors and assigns shall be entitled to injunctive relief in addition to such other relief as may be appropriate at law in order to ensure such compliance thereof.

     9.   Non-Solicitation of Employees.  The Stockholder agrees that, for a
          -----------------------------
period of five (5) years from the date hereof, he will not, directly or indirectly solicit for employment (whether as an employee, consultant, advisor, independent contractor or otherwise) any of the Transferred Employees (as defined in the Asset Purchase Agreement) then employed by Purchaser or any affiliate thereof, without the express written permission of Purchaser, which permission shall be in the sole discretion of Purchaser.

     10.  Use of Name.  Stockholder covenants and agrees that, during the Term
          -----------
of this Agreement, Stockholder shall not use "Harry" or "Harry's," separately or in combination, as the business or trade name, or for marketing purposes on behalf of, a retail food operation; provided, however, that Stockholder shall be permitted (but not required) to use the name "Harry's," in connection with operation of the Hurry Stores.

     11.  Right to Cure.  In the event of a breach of this Agreement by either
          -------------
party, the other party shall give the breaching party Notice setting forth in reasonable detail the nature of the alleged breach. The breaching party shall then have thirty (30) days from the date of Notice to cure or otherwise terminate the activity alleged to constitute a breach of this Agreement.

     12.  Enforceability.  All provisions of this Agreement are intended to be
          --------------
interpreted and construed in a manner making such provisions valid, legal and enforceable. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in any judicial proceeding, such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, legal and enforceable. In the event such provision or any portion thereof cannot be so modified or restricted, such provision or portion thereof shall be deemed to be excised from this Agreement and the validity, legality and enforceability of the remainder of this Agreement shall not be affected or impaired in any manner.

     13.  Governing Law and Venue.  This Agreement shall be governed by, and
          -----------------------
construed in accordance with, the laws of the State of Georgia. Any dispute under this Agreement shall be litigated exclusively in the state or federal courts located in Atlanta, Georgia.

     14.  Notices.  Any notices, consents, demands, requests, approvals and
          -------
other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by mail (registered or certified) or by a recognized "next-day delivery service" (i) in the case of Purchaser, the address set forth in the Asset Purchase Agreement and (ii) in the case of the Stockholder, the address set forth opposite his signature hereto. Notices shall be deemed communicated as of actual receipt or refusal of delivery.

     15.  Entire Agreement.  This Agreement supersedes any and all other
          ----------------
agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect thereto.

     16.  Binding Effect.  This Agreement shall be binding upon the parties
          --------------
hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns.

     17.  Modification.  No change or modification of this Agreement shall be
          ------------
valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver shall be in writing and signed by the parties hereto.

     18.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall constitute an original, but all of which shall constitute one document.

     19.  Costs.  If any action at law or in equity is necessary to enforce or
          -----
interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

     20.  No Set-Off.  Purchaser shall not be entitled to set-off any amounts to
          ----------
be paid Stockholder under this Agreement by any amount which Purchaser or any affiliate thereof may claim is due from Harry's Farmers Market, Inc. or Stockholder under any other agreement

     21.  Assignment.  Purchaser shall have the right to assign this Agreement
          ----------
to its successors or assigns. The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of Purchaser's assets or all of its stock, or with which Purchaser merges or consolidates. The rights, duties and benefits to Stockholder hereunder are personal to him, and the benefits of this agreement can be assigned but the obligations hereunder may not be assigned by him.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        Whole Foods Market Group, Inc.



                                        By:___________________________

                                        _____________________________
                                              Harry A. Blazer

                                        Address:


                                        with a copy to:

                                        John L. Latham
                                        Alston & Bird, LLP
                                        1201 West Peachtree Street
                                        Atlanta, GA 30309-3424

                                                                       Exhibit J


UPON RECORDING RETURN TO:

Gorsuch Kirgis LLP
Tower 1, Suite 1000
1515 Arapahoe Street
Denver, Colorado  80202
Attention: Karen Samuels Jones, Esq.


                             LIMITED WARRANTY DEED
                             ---------------------

                           [INSERT NAME OF PROPERTY]
                           -------------------------


STATE OF GEORGIA

COUNTY OF _____________________


     THIS INDENTURE, made as of _________________, 2001, between HARRY'S FARMERS MARKET, INC., a Georgia corporation [OPTION(C0BB): KARALEA, INC., a Georgia corporation ENDOPTION] (herein called "Grantor"), whose mailing address is 1180 Upper Hembree Road, Roswell, Georgia 30076 and WHOLE FOODS MARKET GROUP, INC., a Delaware corporation [OPTION (COBB): new entity formed by wf] (herein called "Grantee"), whose mailing address is 601 N. Lamar Blvd., Suite 300, Austin, Texas 78703

     WITNESSETH: That Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, paid in hand at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee all that tract or parcel of land described on Exhibit A, attached hereto and made a part hereof.
---------

     TO HAVE AND TO HOLD the said bargained premises, together with all and singular Seller's right, title and interest, if any, in the rights, privileges, easements and appurtenances thereof, all improvements located thereon, and all mineral and water rights, easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment thereof, to the same being, belonging or in any wise appertaining, to the only proper use, benefit and behoof of Grantee, forever, IN FEE SIMPLE.

     This Deed and the warranty of title contained herein are made expressly subject to the items set forth on Exhibit B attached hereto and made a part
                                  ---------
hereof.

     Grantor will warrant and forever defend the right and title to the above described property unto Grantee against the lawful claims of all persons owning, holding or claiming by, through or under Grantor, but not otherwise.

     (The words "Grantor" and "Grantee" include all genders, plural and singular, and their respective heirs, successors and assigns where the context requires or permits.)

                       [SIGNATURES APPEAR ON NEXT PAGE]

    IN WITNESS WHEREOF, Grantor has signed and sealed this deed, the day and year first above written.


Signed, sealed and delivered in
the presence of:
                                            HARRY'S FARMERS MARKET, INC., a
                                            Georgia corporation [OPTION(C0BB):
_______________________________             KARALEA, INC., a Georgia
Unofficial Witness                          corporation ENDOPTION]

_______________________________             By: _____________________________
Notary Public                                  Name: ________________________
                                               Title: _______________________
                  (NOTARY SEAL)

My Commission Expires:

_______________________________

                                                                       Exhibit K

                                 BILL OF SALE
                                 ------------

     THIS BILL OF SALE ("Bill of Sale"), is made as of ________________, 2001 by
                         ------------
and between HARRY'S FARMERS MARKET, INC., a Georgia corporation [OPTION(C0BB):
KARALEA, INC., a Georgia corporation ENDOPTION] ("Seller") and WHOLE FOODS
                                                  ------
MARKET GROUP, INC., a Delaware corporation ("Buyer").
                                             -----

     WHEREAS, in accordance with the terms of that certain Asset Purchase Agreement (the "Sale Agreement") dated as of _________________________ by and
                --------------
between Buyer and Seller, Seller agreed to sell to Buyer certain real property, and the improvements located thereon (the "Owned Real Property") as more
                                           -------------------
particularly described in Exhibit A attached thereto and incorporated herein by
                          ---------
this reference; and

     WHEREAS, by that certain Sale Agreement, Seller further agreed to assign to Buyer, and Buyer has further agreed to assume from Seller, Seller's interest in and to that certain Warehouse Lease dated March 16, 2000 (the "Distribution Lease") between Mimms Investments, a Georgia corporation and Seller for space in the improvements located on that certain real property ("Leased Real Property")
                                                         --------------------
as more particularly described in Exhibit B attached thereto and incorporated
                                  ---------
herein by this reference; and

     WHEREAS, by limited warranty deed of even date herewith, Seller conveyed the Owned Real Property to Buyer; and

     WHEREAS, in accordance with the terms of that certain Assignment and Assumption Agreement, Distribution Center between the parties hereto and of even date herewith, Seller assigned to Buyer, and Buyer assumed from Seller, Seller's interest in the Distribution Lease; and

     WHEREAS, in connection with the above described conveyance and assignment Seller desires to sell, transfer and convey to Buyer certain items of tangible personal property as hereinafter described.

     NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to Buyer, its legal representatives, successors and assigns, all of its right, title and interest in and to the following:

     a. All "Personal Property - Owned Real Estate" (as such term is defined in the Sale Agreement) to the extent owned by Seller, used in the operation of Seller's business and located on or attached to the Owned Real Property, to have and to hold, all and singular, the Personal Property - Owned Real Estate unto Buyer forever.

     b. All "Personal Property - Leased Real Estate" (as such term is defined in the Sale Agreement) to the extent owned by Seller, used in the operation of Seller's business and located on or attached to the Leased Real Property, to have and to hold, all and singular, the Personal

Property - Leased Real Estate unto Buyer forever.

     c. All of Seller's rights, privileges, easements and appurtenances, if any, to the "Real Estate" (as such term is defined in the Sale Agreement) and to the improvements located thereon, including, without limitation, all of Seller's right, title and interest in and to all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Real Estate.

     d. All "Property Documents" (as such term is defined in the Sale Agreement, which definition specifically excludes the "Excluded Materials," as such term is defined in the Sale Agreement).

     e. All of Seller's right, title and interest, to the extent assignable, in and to any guarantees, licenses, approvals, certificates, permits, and machinery and equipment warranties relating to the Real Estate or necessary to the operation of the "Stores" (as such term is defined in the Sale Agreement).

     f. All "Books and Records" (as such term is defined in the Sale Agreement, which definition specifically excludes the "Excluded Materials," as such term is defined in the Sale Agreement).

     g. All inventory of the Stores, whether on location or in transit as of the Closing Date, to the extent Buyer may legally purchase such inventories.

     h. All cash on hand at the Stores and accounts receivable related to the Stores to the extent not collected by Seller prior to the Closing Date.

     This Bill of Sale is subject to the terms and conditions of the Sale Agreement pertaining to the foregoing items transferred hereby.

     This Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller except as expressly set forth in the Sale Agreement.

     This Bill of Sale may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

     If any term or provision of this Bill of Sale or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Bill of Sale or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Bill of Sale shall be valid and enforced to the fullest extent permitted by law.

     This Bill of Sale and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

                       [SIGNATURES APPEAR ON NEXT PAGES]

          IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the date first set forth hereinabove.


                                        HARRY'S FARMERS MARKET, INC., a
                                        Georgia corporation [OPTION(C0BB):
                                        KARALEA, INC., a Georgia
                                        corporation ENDOPTION]

                                        By: _____________________________
                                            Name: _______________________
                                            Title: ______________________


                                        ACCEPTED:

                                        WHOLE FOODS MARKET GROUP, INC., a
                                        Delaware corporation

                                        By: _____________________________
                                            Name: _______________________
                                            Title: ______________________

                                                                       Exhibit L

                      ASSIGNMENT OF INTELLECTUAL PROPERTY
                      -----------------------------------

     THIS ASSIGNMENT OF INTELLECTUAL PROPERTY ("Assignment") dated ____________, 2001 ("Effective Date") is by and between HARRY'S FARMERS MARKET, INC. and KARALEA, INC. (collectively "Seller") and WHOLE FOODS MARKET GROUP, INC. ("Buyer").

                                   Recitals
                                   --------

     A. In accordance with the terms of that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of August __, 2001 by and between Seller and Buyer, Seller, as their individual interests appear of record, has or will simultaneously with the execution and delivery of this Agreement sell and transfer to Buyer certain assets described in the Asset Purchase Agreement. Capitalized terms not specifically defined herein shall have the meanings ascribed in the Asset Purchase Agreement.

     B. Pursuant to the Asset Purchase Agreement, Buyer agreed to assume certain specified intangible personal property from Seller from and after the Effective Date hereof on the terms and conditions herein contained.

                                   COVENANTS
                                   ---------

     Now, therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1.   ASSIGNMENT.  EFFECTIVE AS OF THE EFFECTIVE DATE, SELLER HEREBY
          ----------
ASSIGNS TO BUYER ALL OF SELLER'S RIGHT, TITLE AND INTEREST IN AND TO THE INTANGIBLE PERSONAL PROPERTY (AS DEFINED IN THE ASSET PURCHASE AGREEMENT), INCLUDING WITHOUT LIMITATION, THE INTELLECTUAL PROPERTY (AS DEFINED IN THE ASSET PURCHASE AGREEMENT) ON THE TERMS AND CONDITIONS OF THE ASSET PURCHASE AGREEMENT.

     2.   MISCELLANEOUS. THIS ASSIGNMENT AND THE OBLIGATIONS OF THE PARTIES
          -------------
HEREUNDER SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO, THEIR RESPECTIVE LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN SAID STATE AND MAY NOT BE MODIFIED OR AMENDED IN ANY MANNER OTHER THAN BY A WRITTEN AGREEMENT SIGNED BY THE PARTY TO BE CHARGED THEREWITH.

     3.   SEVERABILITY.  IF ANY TERM OR PROVISION OF THIS ASSIGNMENT OR THE
          ------------
APPLICATION THEREOF TO ANY PERSONS OR CIRCUMSTANCES SHALL, TO ANY EXTENT, BE INVALID OR UNENFORCEABLE, THE REMAINDER OF THIS ASSIGNMENT OR THE APPLICATION OF SUCH TERM OR PROVISION TO PERSONS OR CIRCUMSTANCES OTHER THAN THOSE AS TO WHICH IT IS HELD INVALID OR UNENFORCEABLE SHALL NOT BE AFFECTED THEREBY, AND EACH TERM AND PROVISION OF THIS ASSIGNMENT SHALL BE VALID AND ENFORCED TO THE FULLEST EXTENT PERMITTED BY LAW.

     4.   COUNTERPARTS.  THIS ASSIGNMENT MAY BE EXECUTED IN COUNTERPARTS, EACH
          ------------
OF WHICH SHALL BE AN ORIGINAL AND ALL OF WHICH COUNTERPARTS TAKEN TOGETHER SHALL CONSTITUTE ONE AND THE SAME AGREEMENT.

     IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS ASSIGNMENT AS OF THE DATE FIRST ABOVE WRITTEN.

                              SELLER:
                              HARRY'S FARMERS MARKET, INC.



                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________


                              KARALEA, INC.


                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________


                              ACCEPTED:

                              BUYER:

                              WHOLE FOODS MARKET GROUP, INC.


                              _______________________________________

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________